EXECUTION VERSION ACTIVE 63591839v76 CREDIT AGREEMENT dated as of April 26, 2022 by and among AGCO CORPORATION and AGCO INTERNATIONAL HOLDINGS B.V., as Borrowers, THE LENDERS NAMED HEREIN, as Lenders, and COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, as Administrative Agent ________________________________________________________________ COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, as sole Lead Arranger and Bookrunner Exhibit 4.1

TABLE OF CONTENTS Page i ACTIVE 63591839v7 ARTICLE 1 DEFINITIONS AND ACCOUNTING TERMS ................................................................ 1  1.1.  Certain Defined Terms ................................................................................................................. 1  1.2.  Computation of Time Periods .................................................................................................... 26  1.3.  Accounting Terms ...................................................................................................................... 26  1.4.  Currency Equivalents ................................................................................................................. 27  1.5.  Incorporation by Reference of Provisions in the AGCO Revolving Credit Agreement ............ 27  1.6.  Construction ............................................................................................................................... 28  1.7.  Dutch Terms ............................................................................................................................... 29  1.8.  Disclaimer .................................................................................................................................. 29  ARTICLE 2 AMOUNTS AND TERMS OF THE CREDIT FACILITY ............................................ 30  2.1.  Credit Facilities .......................................................................................................................... 30  2.2.  Making the Loans. ..................................................................................................................... 31  2.3.  Reduction of the Commitments ................................................................................................. 33  2.4.  Repayments. ............................................................................................................................... 33  2.5.  Interest ........................................................................................................................................ 35  2.6.  Fees. ........................................................................................................................................... 36  2.7.  Conversion and Designation of Interest Periods. ....................................................................... 36  2.8.  Payments and Computations. ..................................................................................................... 38  2.9.  Sharing of Payments, Etc ........................................................................................................... 39  2.10.  Reserved ..................................................................................................................................... 40  2.11.  Defaulting Lenders ..................................................................................................................... 40  ARTICLE 3 CONDITIONS PRECEDENT ........................................................................................... 42  3.1.  Conditions Precedent to Agreement Date .................................................................................. 42  3.2.  Conditions Precedent to each Borrowing ................................................................................... 43  3.3.  Determinations Under Section 3.1 ............................................................................................. 43  ARTICLE 4 REPRESENTATIONS AND WARRANTIES ................................................................. 44  4.1.  Representations and Warranties of the Borrower ...................................................................... 44  4.2.  AGCO Revolving Credit Agreement Representations .............................................................. 47  4.3  Survival of Representations and Warranties, Etc ....................................................................... 47  ARTICLE 5 AFFIRMATIVE COVENANTS ........................................................................................ 47  5.1.  Incorporation of AGCO Affirmative Covenants ........................................................................ 47  5.2.  Further Assurances ..................................................................................................................... 47  5.3.  Use of Proceeds .......................................................................................................................... 48  ARTICLE 6. INFORMATION COVENANTS ...................................................................................... 48  Section 6.1.  Incorporation of AGCO Information Covenants ............................................................ 48  Section 6.2.  Additional Reporting Requirement for the Borrowers .................................................... 48  ARTICLE 7. NEGATIVE COVENANTS .............................................................................................. 48  Section 7.1.  Incorporation of AGCO Negative Covenants ................................................................. 48  Section 7.2.  Indebtedness .................................................................................................................... 49  Section 7.3.  Fundamental Changes to the Borrower ........................................................................... 49  Section 7.4.  Anti-Terrorism Laws ....................................................................................................... 49  ARTICLE 8. EVENTS OF DEFAULT ................................................................................................... 49  Section 8.1.  Events of Default ............................................................................................................ 49  Section 8.2.  Remedies ......................................................................................................................... 51

TABLE OF CONTENTS
(continued)

		Page
Section 8.3.	Reserved	51
Section 8.4.	Application of Payments	51
ARTICLE 9. THE ADMINISTRATIVE AGENT		**52**
Section 9.1.	Authorization and Action	52
Section 9.2.	Administrative Agent's Reliance, Etc	52
Section 9.3.	Administrative Agent, in its Individual Capacity and Affiliates	55
Section 9.4.	Lender Credit Decision	55
Section 9.5.	Notice of Default or Event of Default	55
Section 9.6.	Indemnification	55
Section 9.7.	Successor Administrative Agent	56
Section 9.8.	Administrative Agent May File Proofs of Claim	56
ARTICLE 10. MISCELLANEOUS		**57**
Section 10.1.	Amendments, Etc	57
Section 10.2.	Notices, Etc	58
Section 10.3.	No Waiver	60
Section 10.4.	Costs and Expenses.	60
Section 10.5.	Right of Set-off	61
Section 10.6.	Assignments and Participations.	62
Section 10.7.	Marshalling; Payments Set Aside	66
Section 10.8.	Patriot Act	67
Section 10.9.	Borrower Liability	67
ARTICLE 11. INCREASED COSTS, TAXES, ETC.		**67**
Section 11.1.	Increased Costs, Etc.	67
Section 11.2.	Breakage Costs	69
Section 11.3.	Judgment Currency.	69
Section 11.4.	Taxes	70
Section 11.5.	Mitigation; Replacement of a Lender	73
Section 11.6.	Alternate Rate of Interest; Illegality; Benchmark Replacement Setting.	75
ARTICLE 12. JURISDICTION AND OTHER MATTERS		**79**
Section 12.1.	Consent to Jurisdiction	79
Section 12.2.	Governing Law	79
Section 12.3.	Counterparts; Integration; Effectiveness; Electronic Execution.	80
Section 12.4.	Reserved	80
Section 12.5.	Waiver of Jury Trial	80
Section 12.6.	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	80
Section 12.7.	Certain ERISA Matters	81
ARTICLE 13. CONFIDENTIALITY		**82**

SCHEDULES AND EXHIBITS

Schedule G	Guarantors
Schedule 4.1(v)	Sanctions Disclosure
Exhibit A	Form of Assignment and Assumption
Exhibit B	Form of Notice of Borrowing

ii

ACTIVE 63591839v7

ACTIVE 63591839v7 CREDIT AGREEMENT This CREDIT AGREEMENT dated as of April 26, 2022 by and among AGCO CORPORATION, a Delaware corporation (“AGCO”), AGCO INTERNATIONAL HOLDINGS B.V., a Dutch company, having its corporate seat in Grubbenvorst, the Netherlands (“AGCO BV”; and together with AGCO, each are referred to herein collectively as the “Borrowers” and individually as a “Borrower”), the Lenders party hereto, and COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, as Administrative Agent. WITNESSETH: WHEREAS, the Borrowers have requested that the Lenders make a certain revolving credit facility available to the Borrowers, and the Lenders are willing to do so, upon the terms and subject to the conditions set forth herein; and WHEREAS, AGCO owns all of the Equity Interests of AGCO BV, and will receive substantial benefits from all extensions of credit to AGCO BV under this Agreement; and WHEREAS, AGCO and AGCO BV acknowledge that the credit facility provided hereby is and will be of direct interest, benefit and advantage to each of them; and NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the parties hereto hereby agree as follows: ARTICLE 1 DEFINITIONS AND ACCOUNTING TERMS 1.1. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined): “Adjusted Term SOFR” means at any time of determination and for any applicable Interest Period, Term SOFR plus the applicable SOFR Spread Adjustment. “Administrative Agent” means Rabobank in its capacity as administrative agent for the Lenders under this Agreement and the other Loan Documents and its successors in such capacity. “Administrative Agent’s Account” means: (a) for U.S. Dollars, the account of the Administrative Agent with JPMorgan Chase Bank N.A., ABA # 021000021, For the Account of: Rabobank, New York Branch, Account No. 400-212307, For Further Credit to: AGCO Corporation, Reference: Loan Synd./ CIF#7758, Attention: Agency; or (b) for Euros, the account of the Administrative Agent maintained with Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, Utrecht Branch, The Netherlands, Swift # RABONL2U, For the Account of: Rabobank, New York

2 ACTIVE 63591839v7 Branch (RABOUS33), Account No. 390817333EUR, IBAN: NL21RABO0390817333 Reference: AGCO Corporation + 7758. “Administrative Questionnaire” means an Administrative Questionnaire delivered by each Lender in a form supplied by Administrative Agent. “Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution. “Affected Lender” has the meaning specified in Section 11.5. “Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director, officer or partner of such Person. For purposes of this definition, with respect to any Loan Party, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether through the ownership of Equity Interests, by contract or otherwise. “AGCO” has the meaning specified in the introductory paragraph of this Agreement. “AGCO Affirmative Covenants” means each of the covenants (other than any covenant pertaining to the use of proceeds of the borrowings thereunder and other than the AGCO Information Covenants) provided in the AGCO Revolving Credit Agreement which are generally denoted as “affirmative” covenants (i.e., covenants which require affirmative action by AGCO, AGCO BV or any of their Subsidiaries in the conduct of their respective business), which affirmative covenants are, on the date hereof, set forth in Article 5 of the AGCO Revolving Credit Agreement as in effect on the date hereof. “AGCO BV” has the meaning specified in the introductory paragraph of this Agreement. “AGCO Covenants” means, collectively, the AGCO Affirmative Covenants, the AGCO Information Covenants and the AGCO Negative Covenants. “AGCO Information Covenants” means each of the covenants providing for the reporting of financial information, or the delivery of notices pertaining to defaults, ownership, ratings, or adverse developments in the business, condition (financial or otherwise), operations, performance, properties, or prospects of AGCO or any of its Subsidiaries provided in the AGCO Revolving Credit Agreement, which covenants are, on the date hereof, set forth in Section 5.1 (a), (b) and (c) and Section 5.2 of the AGCO Revolving Credit Agreement as in effect on the date hereof. “AGCO Negative Covenants” means each of the negative covenants (other than any covenant comparable to Section 7.2 hereof) and financial covenants set forth in the AGCO Revolving Credit Agreement, which are generally denoted as “negative” covenants (i.e., covenants which restrict or prohibit actions by AGCO, AGCO BV or any of their Subsidiaries in the conduct of their respective business) or “financial covenants” or “financial ratios” (covenants

3 ACTIVE 63591839v7 which require the achievement or maintenance of certain financial ratios or results or prohibit certain financial targets, ratios or expenditures from being exceeded), which covenants are, on the date hereof, set forth in Article 6 of the AGCO Revolving Credit Agreement, as in effect on the date hereof. “AGCO Representations and Warranties” means each of the representations and warranties of AGCO, AGCO BV or any of their Subsidiaries set forth in the AGCO Revolving Credit Agreement (other than those representations comparable to those contained in Sections 4.1(a), (d) - (g), (i) - (j), (p), (r), (v) and (w) hereof), which representations and warranties are on the date hereof set forth in Sections 4.1(b), (l), (m), (n), (p), (q) and (s) of the AGCO Revolving Credit Agreement as in effect on the date hereof. “AGCO Revolving Credit Agreement” means that certain Credit Agreement dated as of October 17, 2018, among AGCO and certain of its Subsidiaries party thereto as borrowers, the banks and financial institutions party thereto as lenders, Rabobank as administrative agent and the other agents party thereto, as amended by that certain First Amendment to Credit Agreement and Incremental Term Loan Agreement dated as of April 9, 2020. as the same may be amended, modified, supplemented, restated, refinanced or otherwise replaced from time to time pursuant to an Approved Amendment. “Agreement” means this Credit Agreement, as modified, supplemented, or amended from time to time. “Agreement Date” means the date on which the conditions set forth in Sections 3.1 and 3.2 are satisfied (or waived in accordance with this Agreement). “Anti-Corruption Laws” means the laws, rules, and regulations of the jurisdictions applicable to any Loan Party or its Subsidiaries from time to time concerning or relating to bribery or corruption, including the U.S. Foreign Corrupt Practices Act of 1977, as amended. “Anti-Terrorism Laws” means any laws, regulations or orders of any Governmental Authority of the United States, United Kingdom, European Union, or the Netherlands relating to terrorism financing, embargoes or other sanctions, or money laundering, including, but not limited to, the International Emergency Economic Powers Act (50 U.S.C. § 1701 et seq.), the Trading With the Enemy Act (50 U.S.C. § 5 et seq.), the International Security Development and Cooperation Act (22 U.S.C. § 2349aa-9 et seq.), the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (the “USA Patriot Act”), and any rules or regulations promulgated pursuant to or under the authority of any of the foregoing. “Applicable Accounting Standards” means, as of the date of this Agreement, GAAP; provided, however, that AGCO may, upon not less than sixty (60) days prior written notice to the Administrative Agent, change to IFRS; provided, however, (a) such notice of its change to IFRS shall be accompanied by a description in reasonable detail of any material variation between the application of accounting principles under GAAP and the application of accounting principles

4 ACTIVE 63591839v7 under IFRS in calculating the financial covenants under the AGCO Revolving Credit Agreement and the reasonable estimates of the difference between such calculations arising as a consequence thereof, and (b) if such change is deemed by the Administrative Agent to be material or detrimental to the Lenders, such change shall not be effective for purposes of calculating the financial covenants hereunder until AGCO and the Required Lenders have agreed upon amendments to the financial covenants contained herein to reflect any change in such basis. “Applicable Law” means, in respect of any Person, all provisions of constitutions, treaties, laws, statutes, rules, regulations, guidelines, permits and orders of a Governmental Authority applicable to such Person, and all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party or by which it is bound. “Applicable Lending Office” means, with respect to each Lender, such Lender’s Domestic Lending Office in the case of a Base Rate Loan denominated in U.S. Dollars and such Lender’s applicable lending office for Eurocurrency Loans or SOFR Loans. “Applicable Margin” means the per annum interest rate margin from time to time in effect and payable with respect to the applicable Class of Revolving Loans or Unused Fee, as set forth below: Applicable Margin for Eurocurrency Loans Applicable Margin for SOFR Loans Applicable Margin for Base Rate Loans Applicable Margin for Unused Fee 0.75% 0.75% 0.00% 0.20% “Approved Amendment” means any amendment, supplement, restatement, replacement or other modification of the AGCO Revolving Credit Agreement, including any waiver of any provision thereof or consent to any departure therefrom by a party thereto, so long as (a) on the date of such amendment, modification, supplement, restatement or replacement and immediately after giving effect thereto, Rabobank shall be the “Administrative Agent” (or such similar term) thereunder and Lenders constituting Required Lenders hereunder (or Affiliates of such Lenders) shall be “Lenders” (or such other similar term) thereunder and (b) Rabobank and such Required Lenders (or their respective Affiliates) shall consent to such amendment, modification, supplement, restatement, replacement, waiver or modification; provided, however, the parties hereto agree that if Rabobank is not the “Administrative Agent” (or such similar term) under the AGCO Revolving Credit Agreement after giving effect to any amendment, modification, waiver, supplement, restatement or replacement of the AGCO Revolving Credit Agreement that is consented to by the Required Lenders hereunder (or their respective Affiliates) in their capacity as a “Lender” (or such similar term) thereunder (a “Lender Consented Modification”), the Borrowers and the Administrative Agent shall enter into such amendments to this Agreement or letter agreements (such amendments or letter agreements being an “Incorporation Amendment”) as may be deemed by the Administrative Agent in good faith to be reasonably necessary to incorporate any provisions of the AGCO Revolving Credit Agreement and AGCO

5 ACTIVE 63591839v7 Representations and Warranties so amended, modified, supplemented, restated or replaced equivalent to the AGCO Covenants and AGCO Representations and Warranties, and any other definitions or provisions of the AGCO Revolving Credit Agreement incorporated herein by reference (to the extent any such comparable provision exists in such Lender Consented Modification) in a manner substantially similar as such provisions are incorporated herein on the Agreement Date (or to confirm and clarify such incorporated provisions), and upon the effectiveness of such Incorporation Amendment, such Lender Consented Modification shall be deemed an Approved Amendment hereunder. “Approved Currencies” means U.S. Dollars and Euros. “Approved Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender. “Assignment and Assumption” means an Assignment and Assumption entered into by a Lender and an Eligible Assignee, accepted by the Administrative Agent, and in accordance with Section 10.6 and in substantially the form of Exhibit A hereto. “Authorized Financial Officer” of a Person means the Chief Financial Officer, the Treasurer, the Assistant Treasurer, the Controller or such other senior officer of such Person holding an equivalent position. “Available Tenor” means, as of any date of determination and with respect to the then- current Benchmark for any Approved Currency, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 11.6(c). “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution. “Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other

6 ACTIVE 63591839v7 financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings). “Bankruptcy Code” means the Bankruptcy Code in Title 11 of the United States Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of any state or political subdivision thereof from time to time in effect. “Base Rate” means, at any time, (a) with respect to any Loans denominated in Offshore Currency, the Rabobank Cost of Funds Rate, and (b) with respect to any Loans denominated in U.S. Dollars, the highest of (i) the Prime Rate at such time, (ii) 1/2 of 1% in excess of the Federal Funds Effective Rate at such time and (iii) Adjusted Term SOFR for a one-month tenor in effect at such time plus 1.0%; provided that in no event shall the Base Rate as so determined be less than 1.0%. Any change in the Base Rate due to a change in the Rabobank Cost of Funds Rate, the Prime Rate, the Federal Funds Effective Rate or Adjusted Term SOFR shall be effective as of the opening of business on the day of such change in the Rabobank Cost of Funds Rate, the Prime Rate, the Federal Funds Effective Rate or Adjusted Term SOFR, respectively. “Base Rate Loan” means any Loan hereunder that bears interest based on the Base Rate plus the Applicable Margin in effect from time to time with respect to the Loans accruing at the Base Rate. “Base Rate Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”. “Benchmark” means, initially, (a) with respect to any Obligations, interest, fees, commissions or other amounts denominated in U.S. Dollars or calculated with respect thereto, the Term SOFR Reference Rate, and (b) with respect to Obligations, interest, fees, commissions or other amounts denominated in Euros or calculated with respect thereto, EURIBOR; provided that if a Benchmark Transition Event, as applicable, and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark for any such currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (i) of Section 11.6(c). “Benchmark Cessation Changes” means any replacement of a Benchmark hereunder and all documents, instruments, and amendments executed, delivered or otherwise implemented or effected (automatically or otherwise) after the date hereof in accordance with or in furtherance of Section 11.6(c) (including any Conforming Changes). “Benchmark Replacement” means with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by Administrative Agent and Borrowers giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for syndicated credit facilities in the corresponding currency at such time in the U.S. syndicated loan market and (b) the related

7 ACTIVE 63591839v7 Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents. “Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark for a currency with an Unadjusted Benchmark Replacement for such currency, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Administrative Agent and Borrowers giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities in the corresponding currency at such time in the U.S. syndicated loan market. “Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark for any Approved Currency: (a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (A) the date of the public statement or publication of information referenced therein and (B) the date on which the administrator of such Benchmark for such currency (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or (b) in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date. For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof). “Benchmark Transition Event” means, with respect to the then-current Benchmark for any Approved Currency, the occurrence of one or more of the following events with respect to such Benchmark:

8 ACTIVE 63591839v7 (a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); (b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, the central bank for the currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or (c) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks. For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof). “Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication). “Benchmark Unavailability Period” means, with respect to the then current Benchmark for any Approved Currency, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement for the applicable currency has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 11.6(c) and (b) ending at the time that a Benchmark Replacement for the applicable currency has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 11.6(c).

9 ACTIVE 63591839v7 “Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation. “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230. “Board” means the Board of Governors of the Federal Reserve System of the United States of America. “Board of Directors” means (a) with respect to a corporation, the board of directors of such corporation or a duly authorized committee of the board of directors, (b) with respect to a partnership, the board of directors or similar body of the general partner (or, if more than one general partner, the managing general partner) of such partnership, and (c) with respect to a limited liability company, any managing or other authorized committee of such limited liability company or any board of directors or similar body of any managing member. “Borrower” and “Borrowers” has the meaning specified in the introductory paragraph of this Agreement. “Borrower’s Account” means the account of the applicable Borrower requesting such a Borrowing, as specified in such Borrower’s Notice of Borrowing. “Borrowing” means Loans of the same Type made, converted or continued on the same date and, in the case of Eurocurrency Loans or SOFR Loans, as to which a single Interest Period is in effect. “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Atlanta, Georgia are authorized or required by law to remain closed; provided that, the term “Business Day” shall also exclude (a) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities, and (b) when used in connection with Loans denominated in EUR, any day that is not a TARGET Day. “Capitalized Leases” means all leases that have been or should be, in accordance with Applicable Accounting Standards, recorded as capitalized leases on a balance sheet of the lessee, excluding operating leases. “CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980. “Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives

10 ACTIVE 63591839v7 thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued. “Change of Control” means at any time, the occurrence of any of the following: (a) any Person or two or more Persons (including any “group” as that term is used in Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934) acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of voting Equity Interests in AGCO (or other securities convertible into such voting Equity Interests) representing thirty-five percent (35%) or more of the combined voting power of all voting Equity Interests in AGCO; or (b) a majority of the members of the Board of Directors of AGCO shall cease to be composed of individuals (i) who were members of that Board of Directors of AGCO on the Agreement Date or (ii) whose election to the Board of Directors of AGCO, or whose nomination for election by AGCO’s stockholders, was approved by a vote of at least two-thirds of the members of the Board of Directors of AGCO who were either directors on the Agreement Date or whose election or nomination for election was previously so approved; or (c) any “Change of Control”, as defined in the AGCO Revolving Credit Agreement shall occur; or (d) AGCO shall fail to own, directly or indirectly, one hundred percent (100%) of the Equity Interests of AGCO BV. “Code of Conduct” has the meaning specified in Section 4.1(v). “Commitment” means at any time, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans at such time hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.3, and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.6. The initial amount of each Lender’s Commitment is set forth below its name on its signature page hereto or, if such Lender has entered into one or more Assignments and Assumptions, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 10.6(d). The initial aggregate amount of the Lenders’ Commitments is €225,000,000. “Communications” has the meaning specified in Section 10.2(a). “Computation Date” means the date on which the Equivalent Amount of any Offshore Currency Loan is determined. “Conforming Changes” means, with respect to either the use or administration of Term SOFR or any Benchmark Replacement or the use, administration, adoption or implementation of any Benchmark, including any Benchmark that references or is based on EURIBOR or SOFR, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” “U.S. Government Securities Business Day”, “Business Day,” “SOFR” (and any related definition), “EURIBOR” (or any related definitions), the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), “Interest Payment Date”, timing and frequency of determining rates and making payments of interest

11 ACTIVE 63591839v7 (including, if there are multiple Available Tenors hereunder, the payment periods that correspond to such Available Tenors (or any one of them), the conventions, components and formulas utilized to calculate a Benchmark and the related setting of a Benchmark Replacement Adjustment in respect thereof), timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, Section 11.2 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the use, adoption and implementation of such Benchmark Replacement for such currency or any Benchmark that references or is based on EURIBOR or SOFR and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that the use or adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement for such currency or the use, administration of or conventions associated with any Benchmark that references or is based on EURIBOR or SOFR exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents). “Consolidated” refers to the consolidation of accounts in accordance with Applicable Accounting Standards, except that, in the case of AGCO, notwithstanding Applicable Accounting Standards, “Consolidated” shall refer to the consolidation of accounts of AGCO and its Subsidiaries, with any Finance Company being accounted for on an equity basis of accounting. “Continuation”, “Continue” and “Continued” each refer to a continuation of a Eurocurrency Loan or SOFR Loan at the end of its Interest Period into a Eurocurrency Loan or SOFR Loan, respectively, with a new Interest Period pursuant to Section 2.7. “Conversion”, “Convert” and “Converted” each refer to a conversion of Loans of one Type into Loans of the other Type pursuant to Section 2.7. “Currency Exchange Excess” has the meaning specified in Section 2.4. “DCC” means Dutch Civil Code (Burgerlijk Wetboek). “Debtor Relief Laws” means the Bankruptcy Code and any other laws relating to the liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws in any other country or jurisdiction (including, without limitation, the United Kingdom Insolvency Act of 1986), as the same may now or hereafter be amended, and including any successor bankruptcy, insolvency, receivership or similar debtor relief laws now or hereafter in effect. “Default” means any of the events specified in Section 8.1 regardless of whether there shall have occurred any passage of time or giving of notice (or both) that would be necessary in order to constitute such event an Event of Default.

12 ACTIVE 63591839v7 “Default Rate” means a simple per annum interest rate equal to, (a) with respect to outstanding principal, the sum of (i) the Base Rate, Adjusted Term SOFR or EURIBOR, as applicable, plus (ii) the highest Applicable Margin, plus (iii) two percent (2%), and (b) with respect to all other Obligations, the sum of (i) the Base Rate, plus (ii) the highest Applicable Margin, plus (iii) two percent (2%). “Defaulting Lender” means, at any time, any Lender that, at such time, (a) owes any amount required to be paid by such Lender to the Administrative Agent or the Borrowers hereunder or under any other Loan Document which has not been so paid as of such time, (b) has become the subject of a Bail-In Action, or (c) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Laws, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (c) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to the Borrowers and such Lender (and until such time as the Administrative Agent delivers notice in writing that such Lender is no longer a Defaulting Lender). “Domestic Lending Office” means, with respect to any Lender, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to AGCO and the Administrative Agent. “Domestic Subsidiary” means a Subsidiary of AGCO that is organized or formed under the laws of the United States or any jurisdiction thereof. “EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent. “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

13 ACTIVE 63591839v7 “EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. “Eligible Assignee” means any Person other than (a) any Borrower or any Affiliate or Subsidiary of a Borrower, (b) a natural person, or (c) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (c). “EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency. “Environmental Action” means any administrative, regulatory, or judicial action, suit, demand, demand letter, claim, notice of non-compliance or violation, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law (including any permit, approval, license, or other authorization required under any Environmental Law) including, without limitation (a) any claim by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any Environmental Law, and (b) any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to the environment or, to public health and welfare in respect of Hazardous Materials. “Environmental Law” means, with respect to any property or Person, any federal, state, provincial, local or foreign law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to such property or Person relating to the environment, public health and welfare in respect of Hazardous Materials, including, without limitation, to the extent applicable to such property or Person, CERCLA, the Resource Conservation and Recovery Act, the Hazardous Materials Transportation Act, the Clean Water Act, the Toxic Substances Control Act, the Clean Air Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide and Rodenticide Act and the Occupational Safety and Health Act, as any of the foregoing may be from time to time amended, supplemented or otherwise modified. “Equity Interests” means shares of the capital stock (including common and preferred shares), partnership interests, membership interest in a limited liability company, beneficial interests in a trust or other equity interests in a Person. “Equivalent Amount” means (a) whenever this Agreement requires or permits a determination on any date of the equivalent in Euros of an amount expressed in U.S. Dollars, the equivalent amount in Euros of such amount expressed in U.S. Dollars as determined by the Administrative Agent on such date on the basis of the Spot Rate for the purchase of Euros with such U.S. Dollars on the relevant Computation Date provided for hereunder; or (b) whenever this Agreement requires or permits a determination on any date of the equivalent amount in U.S. Dollars of such amount expressed in Euros, the equivalent amount in U.S. Dollars of such amount expressed in Euros as determined by the Administrative Agent on such date on the basis

14 ACTIVE 63591839v7 of the Spot Rate for the purchase of U.S. Dollars with Euros on the relevant Computation Date provided for hereunder. “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time. “EURIBOR” means, with respect to Borrowing denominated in Euros, a rate per annum equal to the greater of (a) the rate per annum equal to the Euro Interbank Offered Rate as administered by the European Money Markets Institute (or any other Person that takes over the administration of such rate) for a period equal in length to such Interest Period, as displayed on the Reuters screen page that displays such rate (currently page EURIBOR01) (or, in the event such rate does not appear on a Reuters page or screen, on the appropriate page of such other information service that publishes such rate as shall be selected by Administrative Agent from time to time in its reasonable discretion) at approximately 11:00 a.m., Brussels time, two TARGET Days prior to the commencement of such Interest Period; provided that in no event shall EURIBOR be less than the Floor. In the event that such rate is not available at such time for any reason, then EURIBOR with respect to such Borrowing for such Interest Period shall be the rate at which Euro deposits in the amount of the requested Borrowing and for a maturity comparable to such Interest Period are offered by Rabobank in immediately available funds in the Euro interbank market at approximately 11:00 a.m., Brussels time, two TARGET Days prior to the commencement of such Interest Period. “Eurocurrency”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to EURIBOR. “Eurocurrency Loan” means a Loan that bears interest at a rate based on EURIBOR. “Euros” and the designation “€” each mean the lawful currency of the “participating member states” (as described in the EMU Legislation) introduced in accordance with the EMU Legislation. “Event of Default” has the meaning specified in Section 8.1. “Excluded Taxes” means, any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), and franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (x) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrowers under Section 11.5) or (y) such Lender changes its Applicable Lending Office, except

15 ACTIVE 63591839v7 in each case to the extent that, pursuant to Section 11.4, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Applicable Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 11.4(e), and (d) any U.S. federal withholding Taxes imposed under FATCA. “FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof, and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any intergovernmental agreement between the United States and another jurisdiction implementing the foregoing (or any law, regulations or other official administrative interpretation implementing such intergovernmental agreement). “Federal Funds Effective Rate” means, for any day, the greater of (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by Administrative Agent from three federal funds brokers of recognized standing selected by it, and (b) 0%. “Fee Letter” means that certain fee letter dated as of the date hereof executed by AGCO and addressed to the Administrative Agent. “Finance Company” means any of AGCO Finance LLC, AGCO Finance Canada, Ltd., Agricredit Ltd., Agricredit Ltd. Ireland, Agricredit S.N.C., Agricredit GmbH, Agricredit do Brasil, Ltda. and any other Person (a) not a Subsidiary of AGCO, (b) in whom AGCO or its Subsidiaries holds an Investment, and (c) which is engaged primarily in the business of providing retail financing to purchasers of agricultural equipment. “Fiscal Quarter” means each three (3) month period beginning on the first day of each of the following months: January, April, July and October. “Fiscal Year” means a year commencing on January 1 and ending on December 31. “Floor” means a rate of interest equal to 0.0%. “GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accounts and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination consistently applied. “Governmental Authority” means the government of the United States of America or any other nation or supra-national body, or of any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or

16 ACTIVE 63591839v7 administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank). “Guaranty” or “Guaranteed,” as applied to any Indebtedness, lease or other obligations (each a “primary obligation”), means and includes (a) any guaranty, direct or indirect, in any manner, of any part or all of such primary obligation, and (b) any agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of any part or all of such primary obligation, including, without limiting the foregoing, any reimbursement obligations as to amounts drawn down by beneficiaries of outstanding letters of credit, and any obligation of such Person (the “primary obligor”), whether or not contingent, (i) to purchase any such primary obligation or any property or asset constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of such primary obligation or (2) to maintain working capital, equity capital or the net worth, cash flow, solvency or other balance sheet or income statement condition of any other Person, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner or holder of any primary obligation of the ability of the primary obligor with respect to such primary obligation to make payment thereof or (iv) otherwise to assure or hold harmless the owner or holder of such primary obligation against loss in respect thereof; provided, however, “Guaranty” shall not include non- binding comfort letters limited to corporate intent or policies. “Guarantors” means AGCO and each Domestic Subsidiary of AGCO that is a Material Subsidiary on the Agreement Date as is listed under the heading of “Guarantor” on Schedule G hereof. “Guaranty Agreements” means the guaranty agreements, guaranty and indemnity deeds, and other similar agreements delivered on the Agreement Date by each of the Persons listed under the heading of “Guarantor” on Schedule G hereto, guaranteeing or providing an indemnity for the obligations described on Schedule G hereto, and any other agreement delivered after the Agreement Date (including by way of supplement or amendment to any guaranty or indemnity agreement) by any Person providing an indemnity or guaranty of all or any part of the Obligations, in each case as amended, supplemented or modified from time to time in accordance with its terms. “Hazardous Materials” means any pollutants, contaminants, toxic or hazardous substances, materials, wastes, constituents, compounds, chemicals, natural or manmade elements or forces (including, without limitation, petroleum or any by-products or fractions thereof, any form of natural gas, lead, asbestos and asbestos-containing materials building construction materials and debris, polychlorinated biphenyls and polychlorinated biphenyls-containing equipment, radon and other radioactive elements, ionizing radiation, electromagnetic field radiation and other non-ionizing radiation, sonic forces and other natural forces, infectious, carcinogenic, mutagenic, or etiologic agents, pesticides, defoliants, explosives, flammables, corrosives and urea formaldehyde foam insulation) that are regulated by, or may now or in the future form the basis of liability under, any Environmental Laws.

17 ACTIVE 63591839v7 “IFRS” means the International Financial Reporting Standards, as promulgated by the International Accounting Standards Board. “Impacted Lender” means, at any time, (a) any Lender that is a Defaulting Lender pursuant to clause (a) of the definition thereof at such time, and (b) any other Lender that is a Defaulting Lender at such time if, in the determination of the Administrative Agent, such Lender’s ability to vote on or otherwise respond to a request for an amendment, modification or waiver hereunder shall be significantly delayed as a result of being a Defaulting Lender at such time. “Incorporation Amendment” has the meaning set forth in the definition of Approved Amendment. “Indebtedness” means, with respect to any Person on any date of determination (without duplication): (a) the principal of and premium (if any) in respect of (i) indebtedness of such Person for money borrowed and (ii) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (b) all obligations under Capitalized Leases of such Person; (c) all obligations of such Person issued or assumed as the deferred purchase price of property or services, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (excluding trade accounts payable and accrued liabilities arising in the ordinary course of business but only if and so long as such accounts are payable on trade terms customary in the industry); (d) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit); (e) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of the Equity Interests in such Person; (f) all obligations of the type referred to in clauses (a) through (e) above of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guaranty; and (g) all obligations of the type referred to in clauses (a) through (f) above of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations as described above at such date. For purposes of this Agreement, Indebtedness, with respect to any Person as of any date, means the actual amount of Indebtedness then outstanding with respect to which such Person is then liable without deduction for any discount therefrom as may be reflected on such Person’s financial statements to reflect the value of any warrants or other equity securities that may be issued together with such Indebtedness. Indebtedness shall not include, for purposes of this Agreement, (a) obligations in connection with the factoring of Receivables permitted

18 ACTIVE 63591839v7 hereunder, provided that the Receivables subject to such factoring arrangement are not required under Applicable Accounting Standards to be included on the Consolidated balance sheet of AGCO and its Subsidiaries, and (b) any other obligations specifically excluded from the definition of “Indebtedness” as set forth in the AGCO Revolving Credit Agreement. “Indemnified Party” has the meaning specified in Section 10.4. “Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes. “Initial Lender” means each of the banks, financial institutions and other Persons signing this Agreement as a “Lender” on the Agreement Date. “Interest Period” means, with respect to any Eurocurrency Borrowing or any SOFR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is, for Eurocurrency Borrowings, one or three months thereafter (in each case, subject to the availability for the interest rate applicable to the relevant currency) and, for SOFR Borrowings, one or three months thereafter (in each, subject to the availability for the interest rate), as Borrowers may elect in accordance with Section 2.7; provided that: (a) if any Borrower fails to select the duration of any Interest Period for a Eurocurrency Loan or a SOFR Loan, the duration of such Interest Period shall be one month; (b) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; (c) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month; (d) such Borrower shall not select an Interest Period that ends after the Maturity Date; and (e) no tenor that has been removed from this definition of “Interest Period” pursuant to Section 11.6(c)(iv) shall be available for specification in the applicable Borrowing Request or Interest Election Request. For purposes hereof, the date of a Loan or Borrowing initially shall be the date on which such Loan or Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan or Borrowing.

19 ACTIVE 63591839v7 “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. “Investment” by any Person in any other Person means any direct or indirect advance, loan (other than advances to wholesale or retail customers in the ordinary course of business that are recorded as Receivables on the balance sheet of such Person) or other extensions of credit (including by way of Guaranty or similar arrangement) or capital contributions to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Equity Interests, Indebtedness or other similar instruments issued by such Person. “IRS” means the United States Internal Revenue Service. “Lenders” means each of the banks, financial institutions and other lenders executing a signature page hereto (the “Initial Lender”) and any assignees of the Initial Lender who hereafter become parties hereto pursuant to and in accordance with Section 10.6 for so long as such Initial Lender or assignee shall be a party to this Agreement; and “Lender” means any one of the foregoing Lenders. “Lien” means, with respect to any property, any mortgage, lien, pledge, assignment by way of security, charge, hypothec, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment, or other encumbrance of any kind in respect of such property, whether or not choate, vested, or perfected. “Loan” or “Loans” means a Revolving Loan or other advance under this Agreement. “Loan Documents” means this Agreement, the Guaranty Agreements, the Fee Letter, any Incorporation Amendments, each Notice of Borrowing, and all other documents, instruments, certificates, and agreements executed or delivered by AGCO, AGCO BV or any of their Subsidiaries in connection with or pursuant to this Agreement. “Loan Parties” means the Borrowers and the Guarantors. “Margin Stock” has the meaning specified in Regulation U. “Material Adverse Effect” means, as of any date of determination, (a) “Material Adverse Effect” as defined in the AGCO Revolving Credit Agreement, (b) a material adverse effect on the material rights and remedies of the Administrative Agent or any Lender under any Loan Document, or (c) a material adverse effect on the ability of the Loan Parties, taken as a whole, to perform their payment obligations under the Loan Documents. “Material Subsidiary” means, as of any time of determination, any direct or indirect Subsidiary of AGCO that meets any of the following conditions (including as a result of any acquisition, Investment, merger, reorganization, transfer of assets, or other change in circumstances):

20 ACTIVE 63591839v7 (a) AGCO’s and its other Subsidiaries’ proportionate share of the total assets, in the aggregate (after intercompany eliminations), of such Subsidiary (and its Subsidiaries) exceeds ten percent (10%) of the total assets of AGCO and its Subsidiaries Consolidated as of the end of the most recently completed Fiscal Quarter; or (b) AGCO’s and its other Subsidiaries’ equity in the income from continuing operations, in the aggregate, before income taxes, extraordinary items and cumulative effect of a change in accounting principles of such Subsidiary (and its Subsidiaries) exceeds ten percent (10%) of such income of AGCO and its Subsidiaries Consolidated for the most recently completed Fiscal Year. “Maturity Date” means March 31, 2023. “Moody’s” means Moody’s Investors Service, Inc. and it successors. “Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all affected Lenders in accordance with the terms of Section 10.1 and (b) has been approved by the Required Lenders. “Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time. “Notice of Borrowing” has the meaning specified in Section 2.2(a). “Obligations” means, (a) all payment and performance obligations of the Borrowers to the Lenders, and the Administrative Agent under this Agreement and the other Loan Documents (including all Revolving Loans and including any interest, fees and expenses that, but for the provisions of Debtor Relief Laws, would have accrued), as they may be amended from time to time, or as a result of making the Loans, and (b) the obligation to pay an amount equal to the amount of any and all damages which the Lenders and the Administrative Agent, or any of them, may suffer by reason of a breach by any Loan Party of any obligation, covenant, or undertaking with respect to this Agreement or any other Loan Document. “Offshore Currency” means Euros. “Offshore Currency Loan” means any Loan denominated in an Offshore Currency. “Original Currency” has the meaning specified in Section 11.3. “Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document). “Other Currency” has the meaning specified in Section 11.3.

21 ACTIVE 63591839v7 “Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 11.5). “Participant” has the meaning specified in Section 10.6(h). “Participant Register” has the meaning specified in Section 10.6(i). “Participating Member State” means each state so described in any EMU Legislation. “PCBs” has the meaning specified in the definition of “Hazardous Materials”. “Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”. “Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof. “Prepayment Notice” has the meaning specified in Section 2.4(a). “Prime Rate” means the rate of interest per annum published in the Wall Street Journal as the U.S. Dollar “prime rate” for such day and if the Wall Street Journal does not publish such rate on such day then such rate as most recently published prior to such day. “Pro Rata Share” means with respect to any Lender in respect of any rights or obligations affecting or involving all Lenders (including any reimbursement obligations in respect of any indemnity claim arising out of an action or omission of Administrative Agent under this Agreement), the percentage (carried out to the ninth decimal place) of the total Commitments or Loans, represented by the aggregate amount of such Lender’s Commitments or Loans, as the case may be, hereunder. If the Commitments have terminated or expired, the Pro Rata Share shall be determined based upon the Revolving Loan Outstandings of all such Lenders at such time. “Rabobank” means Coöperatieve Rabobank U.A., New York Branch, or any successor thereto. “Rabobank Cost of Funds Rate” means the per annum rate of interest disclosed to AGCO from time to time by the Administrative Agent to be Rabobank Utrecht’s “cost of funds” rate for Euros, as may be changed at any time by Rabobank Utrecht in its sole discretion, with any change to be effective as of the opening of business of Rabobank Utrecht on the day of such change; provided that in no event shall the Rabobank Cost of Funds Rate be less than the Floor. “Rabobank Utrecht” means Coöperatieve Rabobank U.A. or any successor thereto.

22 ACTIVE 63591839v7 “Receivables” means any right to payment for goods sold or leased or for services rendered whether or not it has been earned by performance. “Recipient” means the Administrative Agent or any Lender. “Register” has the meaning specified in Section 10.6(f). “Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time. “Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates. “Relevant Governmental Body” means (a) with respect to a Benchmark applicable to Obligations, interest, fees, commissions or other amounts denominated in U.S. Dollars or a Benchmark Replacement in respect of any such Benchmark, the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto, and (b) with respect to a Benchmark applicable to Obligations, interest, fees, commissions or other amounts denominated in any Offshore Currency or a Benchmark Replacement for any such Benchmark, (i) the central bank for the applicable currency or any central bank or other supervisor which is responsible for supervising (1) such Benchmark or Benchmark Replacement for such currency or (2) the administrator of such Benchmark or Benchmark Replacement for such currency or (ii) any working group or committee officially endorsed or convened by: (1) the central bank for such currency, (2) any central bank or other supervisor that is responsible for supervising either (x) such Benchmark or Benchmark Replacement for such currency or (y) the administrator of such Benchmark or Benchmark Replacement for such currency, or (3) the Financial Stability Board, or a committee officially endorsed or convened by the Financial Stability Board, or any successor thereto. “Relevant Currency Time” means, for any Borrowing in any currency, the local time in the city where the Administrative Agent’s Account for such currency is located. “Replacement Lender” has the meaning specified in Section 11.5. “Required Lenders” means, at any time, Lenders whose Pro Rata Share of the Loans and Unused Commitments exceeds fifty percent (50%) of the total the aggregate outstanding principal amount of the Loans and Unused Commitments; provided, however, that if any Lender shall be an Impacted Lender at such time, there shall be excluded from the determination hereunder at such time, (a) the aggregate principal amount of the Loans made by such Lender and outstanding at such time and (b) such Lender’s Unused Commitment at such time. “Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

23 ACTIVE 63591839v7 “Responsible Employee” means the Executive Chairman, President, any Authorized Financial Officer, General Counsel or any Associate or Assistant General Counsel or Vice President of AGCO or any equivalent position of any Borrower, or any other employee of any Borrower responsible for monitoring compliance with this Agreement or any other Loan Document. “Revolving Loan” or “Revolving Loans” have the meanings specified in Section 2.1(a). “Revolving Loan Outstandings” means, on any date of determination, the aggregate principal amount of all Revolving Loans in Euros and the Equivalent Amount in Euros of all Revolving Loans in U.S. Dollars, in either case outstanding on such date of determination. “S&P” means Standard & Poor’s Financial Services LLC, a division of S&P Global Inc. “Sanctioned Person” means a Person that is, or is owned or controlled by one or more Persons that are: (a) the subject of any Sanctions, or (b) located, organized or resident in a country, region or territory that is, or whose government is, the subject of Sanctions, currently being the Region of Crimea, the Donetsk People’s Republic, the Luhansk People’s Republic, Cuba, Iran, North Korea, Russia, Syria and Venezuela. “Sanctions” means any sanctions administered by or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, the Netherlands, or other relevant sanctions authority. “SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator. “SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate). “SOFR Borrowing” means, as to any Borrowing, the SOFR Loans comprising such Borrowing. “SOFR Loan” means a Loan that bears interest at a rate based on Adjusted Term SOFR, other than pursuant to clause (b)(iii) of the definition of “Base Rate”. “SOFR Spread Adjustment” means a rate equal to (a) 0.11448% (11.448 basis points) for an Interest Period of one-month’s duration, and (b) 0.26161% (26.161 basis points) for an Interest Period of three-months’ duration. “Solvent” means, with respect to any Person on a particular date, that on such date (a) the fair value of the tangible and intangible property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities

24 ACTIVE 63591839v7 beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s tangible and intangible property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability. “Spot Rate” for a currency means the rate quoted by the Administrative Agent as the spot rate for the purchase by the Administrative Agent of such currency with another currency through its foreign exchange office at approximately 11:00 a.m. (Relevant Currency Time) on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made. “Subsidiary” of any Person means a corporation, partnership, joint venture, limited liability company or other entity of which a majority of the Equity Interests having ordinary voting power for the election of the Board of Directors or other governing body (other than Equity Interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of AGCO. “TARGET Day” means any day on which the TARGET System is open for the settlement of payments in Euros. “TARGET System” means the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) reasonably determined by the Administrative Agent to be a suitable replacement) for the settlement of payments in Euros. “Taxes” means all present or future taxes, levies, imposts, deductions, charges or withholdings (including backup withholding), assessments, fees and other charges and all liabilities with respect thereto imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. “Term SOFR” means, (a) for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such

25 ACTIVE 63591839v7 first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and (b) for any calculation with respect to an Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate SOFR Determination Day; provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor. “Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion). “Term SOFR Reference Rate” means the forward-looking term rate based on SOFR. “Total Commitments” means, at any time, the aggregate amount of the Commitments of all Lenders at such time. “Transactions” means the execution, delivery and performance by each Loan Party of this Agreement and the other Loan Documents to which such Loan Party is intended to be a party and the consummation of the transactions contemplated thereby, the borrowing of initial Loans on the Agreement Date, the use of the proceeds thereof, and the payment of all fees and expenses to be paid on or prior to the Agreement Date and owing in connection with the foregoing. “Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to (a) EURIBOR, (b) Adjusted Term SOFR or (c) the Base Rate. “UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

26 ACTIVE 63591839v7 “UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution. “Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment. “United States Dollars”, “U.S. Dollars” or “U.S. $” means lawful money of the United States of America. “Unused Fee” has the meaning specified in Section 2.6(b). “Unused Commitment” means, with respect to any Lender at any date of determination, (a) such Lender’s Commitment at such time, minus (b) the Equivalent Amount in Euros as of such date of the aggregate principal amount of all Revolving Loans made by such Lender and outstanding on such date. “USA Patriot Act” has the meaning assigned to such term in the definition of “Anti- Terrorism Laws”. “U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities. “Wholly Owned” means, as applied to any Subsidiary, a Subsidiary all the outstanding shares (other than directors’ qualifying shares, if required by law) of every class of stock of which are at the time owned by AGCO and/or by one or more Wholly Owned Subsidiaries. “Withholding Agent” means any Loan Party and the Administrative Agent. “Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write- down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers. 1.2. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.” 1.3. Accounting Terms.

27 ACTIVE 63591839v7 (a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Administrative Agent hereunder shall be prepared, in accordance with Applicable Accounting Standards. All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of Applicable Accounting Standards applied on a basis consistent with those used in the preparation of the annual or quarterly financial statements furnished to the Lenders pursuant to Article 6 hereof and (b) most recently prior to or concurrently with such calculations unless (i) either (x) AGCO shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or (y) the Required Lenders shall so object in writing within one hundred eighty (180) days after delivery of such financial statements and (ii) AGCO and the Required Lenders have not agreed upon amendments to the financial covenants incorporated herein to reflect any change in such basis, in which event such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the financial statements of AGCO for the Fiscal Year ending December 31, 2018 for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above. (b) Reserved. 1.4. Currency Equivalents. For purposes of determining in any currency any amount outstanding in another currency, the Equivalent Amount of such currency on the date of any such determination shall be used. If any reference to any Loans or other amount due hereunder would include amounts in U.S. Dollars and in Euros or to an amount in Euros that in fact is in U.S. Dollars, such reference (whether or not it expressly so provides) shall be deemed to refer, to the extent it includes an amount in U.S. Dollars, to the Equivalent Amount in Euros of such amount at the time of determination. 1.5. Incorporation by Reference of Provisions in the AGCO Revolving Credit Agreement. Whenever any provision of the AGCO Revolving Credit Agreement is incorporated herein by reference, such provision shall be construed so as to give maximum effect in this Agreement to (x) in the case of representations and warranties, to the representations and warranties in the AGCO Revolving Credit Agreement other than those representations that are comparable to Sections 4.1(a), (d) - (g), (i) - (j), (p), (r), and (v) hereof, and (y) in the case of covenants, to the affirmative, negative, information, reporting or financial covenants in the AGCO Revolving Credit Agreement that are comparable to those covenants set forth in Articles 5 and 6 of the AGCO Revolving Credit Agreement as in effect on the date hereof (other than any covenant comparable to Section 7.2 hereof), it being understood, however, that the AGCO Revolving Credit Agreement may not contain all the representations and warranties comparable to Sections 4.1(b), (l), (m), (n), (p), (q) and (s) of the AGCO Revolving Credit Agreement as in effect on the date hereof or all of the covenants comparable to Articles 5 and 6 of the AGCO Revolving Credit Agreement as in effect on the date hereof. Without limiting the generality of the foregoing, for purposes of such incorporation, defined terms used in any such provisions

28 ACTIVE 63591839v7 incorporated herein by reference (and defined terms used in the definitions of any defined terms contained in such provisions) shall have the meanings ascribed to such terms in the AGCO Revolving Credit Agreement except that (a) to the extent any such term is defined in this Agreement, the definition contained herein shall control; (b) any reference therein to “this Agreement” or the equivalent shall refer to this Agreement rather than to the AGCO Revolving Credit Agreement; (c) any reference therein to “Loan Documents,” “Credit Documents”, “Financing Documents” or any comparable term shall be deemed to refer to the “Loan Documents” as defined herein; (d) any term used in the AGCO Revolving Credit Agreement to refer to AGCO Corporation (whether as “AGCO”, a “Borrower”, “Parent” or other similar term), shall be deemed to refer to AGCO (without, however, limiting any reference to any other Person, in the case of any use of such term that is plural or otherwise refers to multiple Persons (e.g., “Borrowers,” “each Borrower” or “such Borrower”)); (e) any reference therein to “Borrower” or “Borrower Subsidiary” or any other term referring to a Borrower under the AGCO Revolving Credit Agreement shall be deemed to refer to the Borrowers hereunder (without, however, limiting any reference to any other Person, in the case of any use of such term that is plural or otherwise refers to multiple Persons (e.g., “Borrowers,” “each Borrower” or “such Borrower”)); (f) any reference therein to a “Guarantor” or “Guarantors” or any comparable term shall, subject to clause (d) hereof, be deemed to refer to the Guarantor hereunder; (g) any reference therein to “Agent” or the “Administrative Agent” or any comparable term or “Lender” or “Lenders” or any comparable term shall be deemed to refer to the Administrative Agent or Lenders (as applicable) hereunder; (h) any reference therein to “Loan Parties” shall, to the extent such term refers to the borrowers and guarantors under the AGCO Revolving Credit Agreement, be deemed to refer to the Loan Parties hereunder; (i) the term “Obligations” or “Loan” or any other term used to denote obligations outstanding or loans funded under the AGCO Revolving Credit Agreement shall deemed to refer to the Obligations or Loans, as applicable, hereunder; and (j) the terms “Letter of Credit,” “Issuing Bank,” “Issuer” or other term used to denote letters of credit or the issuer of a letter of credit for the account of AGCO or any Subsidiary, shall be disregarded. So long as Rabobank is the “Administrative Agent” under the AGCO Revolving Credit Agreement, delivery of the financial statements, notices, and other information required by, and in accordance with, the AGCO Information Covenants under the AGCO Revolving Credit Agreement, other than the AGCO Information Covenants set forth, on the date hereof, in Sections 5.2(a) (Default Notice) and 5.1(d) (Other Information) of the AGCO Revolving Credit Agreement, as in effect on the Agreement Date, shall constitute delivery of such items to the Administrative Agent for purposes of the AGCO Information Covenants under this Agreement. 1.6. Construction. The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in the other Loan Documents to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to the repayment in full of the Obligations shall mean the repayment in full in cash of all

29 ACTIVE 63591839v7 Obligations other than unaccrued contingent indemnification Obligations as to which no claim or demand has been given to or made on any Loan Party. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference. 1.7. Dutch Terms. In this Agreement, where it relates to AGCO BV, a reference to: (a) “the Netherlands” means the European part of the Kingdom of The Netherlands and Dutch means in or of the Netherlands; (b) a “security interest” or “security” includes any mortgage (hypotheek), pledge (pandrecht), retention of title arrangement (eigendomsvoorbehoud), right of retention (recht van retentie), and, in general, any right in rem (beperkt recht), created for the purpose of granting security (goederenrechtelijk zekerheidsrecht); (c) a “winding up”, “administration” or “dissolution” includes a bankruptcy (faillissement) or dissolution (ontbinding); (d) any “step” or “procedure” taken in connection with insolvency proceedings includes a Dutch entity having filed a notice under section 36 of the Tax Collection Act of the Netherlands (Inv orderingswet 1990) or Section 60 of the Social Insurance Financing Act of the Netherlands (Wet Financiering Sociale Verzekeringen) in conjunction with Section 36 of the Tax Collection Act of the Netherlands (Invorderingswet 1990); (e) a “moratorium” includes surseance van betaling; (f) unless a contrary indication appears, a “director”, means a managing director (bestuurder) and “Board of Directors” means its managing board (bestuur); (g) a “trustee” or “liquidator” includes a curator or a beoogd curator; (h) an “administrator” includes a bewindvoerder; (i) an “attachment” includes a beslag; (j) “negligence” means nalatigheid; (k) “gross negligence” means grove nalatigheid; (l) “willful misconduct” means bewuste roekeloosheid; and (m) a “Subsidiary” includes a dochtermaatschappij as defined in the DCC. 1.8. Disclaimer. Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the continuation of, administration of, submission of, calculation of, or any other matter related to the Base Rate or other rates in the definition of “EURIBOR”, “Adjusted Term SOFR”, “SOFR”, “Term SOFR”, and the “Term

30 ACTIVE 63591839v7 SOFR Reference Rate”, any component definition thereof or rates referenced in the definition thereof or any alternative or successor rate thereto, or replacement rate thereof (including, without limitation), (a) any then-current Benchmark or any Benchmark Replacement, (b) any alternative, successor or replacement rate implemented pursuant to Section 11.6(c), whether upon the occurrence of a Benchmark Transition Event, and (c) the effect, implementation or composition of any Conforming Changes, including without limitation, (i) whether the composition or characteristics of any such alternative, successor or replacement reference rate for any currency will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as the Base Rate, the existing Benchmark or any subsequent Replacement Benchmark prior to its discontinuance or unavailability (including Term SOFR, EURIBOR, Adjusted Term SOFR, the Term SOFR Reference Rate or any other Benchmark), and (ii) the impact or effect of any alternative, successor or replacement reference rate or Conforming Changes on any other financial products or agreements in effect or offered by or to any Loan Party or Lender or any of their respective Affiliates, including, without limitation, in connection with any Hedging Obligations. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate or any Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Base Rate, a Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. ARTICLE 2 AMOUNTS AND TERMS OF THE CREDIT FACILITY 2.1. Credit Facilities. (a) Revolving Credit Facility. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each a “Revolving Loan”) to the Borrowers from time to time on any Business Day during the period from the Agreement Date until the Maturity Date in an amount for each such Revolving Loan not to exceed such Lender’s Unused Commitment on such Business Day. In no event shall the Lenders be obligated to make any Revolving Loan if, on the date of such Revolving Loan and after giving effect thereto, the Revolving Loan Outstandings on such date would exceed the Total Commitments then in effect. Each Borrowing shall be in Euros, or the Equivalent Amount in U.S. Dollars of, an aggregate amount of €25,000,000 or an integral multiple of €1,000,000 in excess thereof (except for the Borrowing made on the Agreement Date) and shall consist of Revolving Loans made by such Lenders ratably according to their Commitments. The Equivalent Amount in Euros of each Revolving Loan shall be recalculated hereunder on each date on which it shall be necessary to determine the Unused Commitment, or any or all Loan or Loans outstanding on such date. Each Borrowing of SOFR Loans shall be made only in U.S. Dollars, and each Borrowing of Eurocurrency Loans shall be made only in Offshore Currency. Within the limits of each

31 ACTIVE 63591839v7 Lender’s Unused Commitment in effect from time to time, the Borrowers may borrow under this Section 2.1(a), prepay pursuant to Section 2.4 and reborrow under this Section 2.1(a). (b) Reserved. 2.2. Making the Loans. (a) Notices. Each Borrowing shall be made on notice, given not later than: (i) (x) 11:00 a.m. (New York, New York time) on the third Business Day prior to the date of a proposed Borrowing, in the case of a Borrowing consisting of Eurocurrency Loans, or (y) 11:00 a.m. (New York, New York time) three (3) U.S. Government Securities Business Days before the date of the proposed Borrowing, in the case of a Borrowing consisting of SOFR Loans; (ii) 10:00 a.m. (New York, New York time) on the day of a proposed Borrowing, in the case of a Borrowing consisting of Base Rate Loans in U.S. Dollars if the aggregate principal amount thereof is less than U.S. $100,000,000; or (iii) 10:00 a.m. (New York, New York time) on the Business Day prior to the date of a proposed Borrowing, in the case of a Borrowing consisting of Base Rate Loans in U.S. Dollars if the aggregate principal amount thereof is U.S. $100,000,000 or more; provided, such notice may be given by 10:00 a.m. (New York, New York time) on the Business Day of such proposed Borrowing in the case of the Borrowing on the Agreement Date; by AGCO, on behalf of the Borrowers, to the Administrative Agent and Administrative Agent shall give to each Lender prompt notice thereof; provided, however, in connection with the Borrowing of the initial Loans hereunder, such Borrowing may be made by giving notice by 11:00 a.m. (New York, New York time) on the Business Day of such Borrowing if such Borrowing consists of Base Rate Loans made in U.S. Dollars. Each such notice of a Borrowing (a “Notice of Borrowing”) shall be by electronic mail, telecopier or telephone, confirmed immediately in writing, in substantially the form of Exhibit B hereto, specifying therein the: (A) requested date of such Borrowing (which shall be a Business Day (or U.S. Government Securities Business Day for SOFR Borrowings)) and the name of the applicable Borrower for such Borrowing; (B) requested Type of Loans comprising such Borrowing which (1) may be a Base Rate Loan or a SOFR Loan if such Loan is denominated in U.S. Dollars and (2) shall be a Eurocurrency Loan if the requested currency for such Borrowing is in Euros; (C) requested aggregate principal amount of such Borrowing; (D) requested currency in which such Borrowing is to be made;

32 ACTIVE 63591839v7 (E) in the case of a Borrowing consisting of Eurocurrency Loans or SOFR Loans, requested Interest Period for each such Borrowing (including the expiration date thereof); and (F) Borrower’s Account of such Borrower for such Borrowing (which shall be with an institution located in the same country as the Administrative Agent’s Account for the requested currency of such Borrowing). (b) Making of Loans by Lenders. In the case of a proposed Borrowing, the Administrative Agent shall promptly (and in any case no later than 11:00 a.m. (New York, New York time) on the second Business Day before any Eurocurrency Loan or SOFR Loan or 1:00 p.m. (New York, New York time) on the day of any Base Rate Loan) notify each Lender of the applicable interest rate under Section 2.5(a). Each Lender shall, before 11:00 a.m. (Relevant Currency Time) on the date of any Borrowing consisting of Eurocurrency Loans or SOFR Loans, or 3:00 p.m. (New York, New York time) on the date of any Borrowing consisting of Base Rate Loans, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent’s Account for Borrowings in the applicable currency, in same-day funds, such Lender’s Pro Rata Share of such Borrowing in accordance with the respective Commitment of such Lender. After the Administrative Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article 3, the Administrative Agent will make such funds available to the Borrowers by delivering such funds to the relevant Borrower’s Account in the applicable currency. Receipt of such funds in the Borrower’s Account shall be deemed to have occurred when the Administrative Agent notifies AGCO, by telephone or otherwise, of the Federal Reserve Bank reference number, CHIPS identification number or similar number with respect to the delivery of such funds. (c) Appointment of AGCO as Agent, Etc. Each Notice of Borrowing shall be irrevocable and binding on the Borrowers. Each Borrower (other than AGCO) (i) irrevocably and unconditionally designates, as its agent for purposes of delivering any Notice of Borrowing on behalf of the Borrowers, AGCO and any officer or employee of AGCO, and (ii) acknowledges that (A) any such Notice of Borrowing at any time delivered by AGCO or any such officer or employee shall be binding on each Borrower and (B) neither the Administrative Agent nor any Lender shall have any duty to determine whether the delivery of any such Notice of Borrowing by AGCO or any such officer or director was duly authorized by each Borrower in any specific instance. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurocurrency Loans, AGCO shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing the applicable conditions set forth in Article 3, including without limitation any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Revolving Loan to be made by such Lender as part of such Borrowing when such Revolving Loan, as a result of such failure, is not made on such date. (d) Reserved.

33 ACTIVE 63591839v7 (e) Presumption by Administrative Agent. Unless Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to Administrative Agent such Lender’s share of such Borrowing, Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (b) of this Section and may, in reliance upon such assumption but without any obligation to do so, make available to Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to Administrative Agent, then the applicable Lender on the one hand and the applicable Borrowers on the other severally agree to pay to Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to any Borrower to but excluding the date of payment to Administrative Agent, at (i) in the case of a payment to be made by such Lender, for the first three Business Days the greater of the Federal Funds Effective Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation and thereafter at the Base Rate (for such applicable currency) and (ii) in the case of a payment to be made by a Borrower, the interest rate applicable to Base Rate Loans (for such applicable currency). If Borrowers and such Lender shall pay such interest to Administrative Agent for the same or an overlapping period, Administrative Agent shall promptly remit to the applicable Borrowers the amount of such interest paid by such Borrowers for such period. If such Lender pays its share of the applicable Borrowing to Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by Borrowers shall be without prejudice to any claim such Borrowers may have against a Lender that shall have failed to make such payment to Administrative Agent. A notice of Administrative Agent to any Lender or any Borrower with respect to any amount owing under this paragraph (e) shall be conclusive, absent manifest error. (f) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans, and to make payments pursuant to Section 9.6 are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 9.6 on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 9.6. 2.3. Reduction of the Commitments. Borrowers may, upon at least three (3) Business Days’ notice to the Administrative Agent, terminate in whole or reduce in part the unused portions of the Unused Commitments; provided that each partial reduction: (a) shall be in an aggregate amount of U.S. €25,000,000 or an integral multiple of U.S. €5,000,000 in excess thereof; (b) shall be made ratably among the Lenders in accordance with their Commitments; and (c) shall be permanent and irrevocable. 2.4. Repayments. (a) Optional Prepayments. The Borrowers may, upon at least three (3) (or two (2) in the case of a Base Rate Loan) Business Days’ notice to the Administrative Agent (each a “Prepayment Notice”), prepay pro rata among the Lenders the outstanding amount of

34 ACTIVE 63591839v7 any Loans in whole or in part with accrued interest to the date of such prepayment on the amount prepaid; provided, however, that in the event that any Lender receives payment of the principal of any Eurocurrency Loan or SOFR Loan other than on the last day of the Interest Period relating to such Loan after receiving a timely Prepayment Notice (whether due to prepayments made by any Borrower, or due to acceleration of the Loans, or due to any other reason (except as set forth in Section 2.11(b))), the applicable Borrowers shall pay to such Lender on demand any amounts owing pursuant to Section 11.2. Any such prepayment pursuant to this Section 2.4(a) shall be in a minimum amount of U.S. €10,000,000, and in an integral multiple of U.S. €5,000,000 in excess thereof, and in the case of any partial prepayment of a Loan, not less than the minimum amounts specified in Section 2.1(a)(i) shall Continue as Loans thereafter. (b) Mandatory Prepayments. (i) On any date on which the Commitments shall be reduced pursuant to Section 2.3, if the Revolving Loan Outstandings on such date shall exceed the Total Commitments after giving effect to such reduction, the Borrowers shall prepay the Revolving Loans in the aggregate principal amount equal to such excess, and shall pay on demand to the Lenders any amounts owing under Section 11.2 as a result of such prepayment. Each such prepayment by a Borrower shall be applied ratably to such Revolving Loans, as Borrowers shall designate at the time of such prepayment. (ii) If, on the last Business Day of any calendar quarter, the Revolving Loan Outstandings on such date shall exceed one hundred five percent (105%) of the amount of the Total Commitments on such date (the “Currency Exchange Excess”), such Borrowers shall prepay the Revolving Loans in such amount as may be necessary to eliminate such excess (after giving effect to any payments pursuant to clause (iii) below); provided, to the extent such prepayment would require the repayment of a Eurocurrency Loan prior to the end of the Interest Period applicable thereto, the Borrowers may instead deliver same-day funds to the Administrative Agent for deposit in such interest-bearing account as the Administrative Agent shall specify (the “Borrower Cash Collateral Account”), in an amount equal to the Currency Exchange Excess (net of any prepayment pursuant to this Section). The Borrower Cash Collateral Account shall be in the name and under the sole dominion and control of the Administrative Agent. The Administrative Agent shall have no obligation to invest any amounts on deposit in the Borrower Cash Collateral Account. AGCO grants to the Administrative Agent, for its benefit and the benefit of the Lenders, a lien on and security interest in the Borrower Cash Collateral Account and all amounts from time to time on deposit therein as collateral security for the performance of AGCO’s obligations under this Agreement and the other Loan Documents. The Administrative Agent shall have all rights and remedies available to it under Applicable Law with respect to the Borrower Cash Collateral Account and all amounts on deposit therein. Promptly after any date on which there shall occur a reduction in the amount of the Currency Exchange Excess, the Administrative Agent will return to AGCO, free and clear of any Lien under this Section, an amount equal to the excess of amounts then on deposit in the Borrower Cash Collateral Account (including accrued interest) over the amount of the Currency Exchange Excess as of the date of and after giving effect to such reduction.

35 ACTIVE 63591839v7 (iii) Each Borrower shall pay the outstanding unpaid principal balance of, and all accrued and unpaid interest on, the Revolving Loans made to it on the earlier of (x) the Maturity Date or (y) the date the Loans are accelerated in accordance with the terms and conditions of Article 8 of this Agreement. (c) Reserved. (d) Interest on Principal Amounts Prepaid. All prepayments under this Section 2.4 shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid. 2.5. Interest. (a) Ordinary Interest. Each Borrower shall pay interest on the unpaid principal amount of each Base Rate Loan, SOFR Loan and Eurocurrency Loan owing to each Lender from the date of such Loan until such principal amount shall be paid in full, at the following rates per annum: (i) Base Rate Loan. During such periods as such Loan is a Base Rate Loan, at a rate per annum equal at all times to the Base Rate in effect from time to time plus the Applicable Margin in effect for Base Rate Loans, payable (x) in arrears quarterly on the last day of each calendar quarter during such periods, (y) on the date on which such Base Rate Loan shall be paid in full, and (z) on the Maturity Date. (ii) Eurocurrency Loans. During such periods as such Loan is a Eurocurrency Loan, a rate per annum equal at all times during each Interest Period for such Loan to the sum of (x) EURIBOR for such Interest Period for such Loan, plus (y) the Applicable Margin in effect for Eurocurrency Loans from time to time, payable in arrears on (A) the last day of such Interest Period, (B) on the date on which such Loan shall be paid in full, and (C) on the Maturity Date, and (iii) SOFR Loans. During such periods as such Loan is a SOFR Loan, a rate per annum equal at all times during each Interest Period for such Loan to the sum of (x) Adjusted Term SOFR for such Interest Period for such Loan, plus (y) the Applicable Margin in effect for SOFR Loans from time to time, payable in arrears on (A) the last day of such Interest Period, (B) on the date on which such Loan shall be paid in full and (C) on the Maturity Date. (b) Interest Rate Basis for Initial Loans and Loans in Offshore Currencies. Notwithstanding any provision in this Agreement to the contrary, Borrowers may not select (i) the Eurocurrency Rate or SOFR for the Loans, or Loans in any Offshore Currency, to be borrowed on the Agreement Date unless Administrative Agent receives the applicable Notice of Borrowing not later than 11:00 a.m., New York City time, three Business Days prior to the Agreement Date, together with a funding indemnity letter from the Borrowers agreeing to pay losses as described in Section 11.2, in form and substance acceptable to Administrative Agent, or

36 ACTIVE 63591839v7 (ii) the Base Rate for any Borrowing, Continuation or Conversion of any Loans in an Offshore Currency. (c) Default Interest. (i) Immediately upon the occurrence and during the continuation of an Event of Default under Section 8.1(a) or 8.1(e), or at the election of the Administrative Agent or the Required Lenders when any other Event of Default has occurred and is continuing, in addition to all of the rights and remedies described in this Agreement, the Borrowers shall pay interest on the outstanding principal balance of the Loans at the Default Rate from the date of such Event of Default. Interest at the Default Rate shall be payable on the earlier of demand by the Administrative Agent or Required Lenders or the Maturity Date, and shall accrue until the earlier of (i) waiver in writing by Required Lenders of the applicable Event of Default, (ii) agreement by Required Lenders to rescind the charging of interest at the Default Rate, or (iii) payment in full of the Obligations. Notwithstanding anything to the contrary in this Agreement, any interest, fees or other amounts not paid by the Borrowers when due hereunder shall accrue interest at the Default Rate applicable to the Base Rate Loans. 2.6. Fees. (a) Administrative Agent. The Borrowers agree to pay to the Administrative Agent for its own account a fee separately agreed between the Borrowers and the Administrative Agent and such other fees required by the Fee Letter on the dates set forth therein. (b) Unused Fee. The Borrowers shall pay to the Administrative Agent for the account of the Lenders an unused commitment fee (the “Unused Fee”) in Euros computed each day, on each Lender’s Unused Commitment, from the Agreement Date until the Maturity Date at a rate per annum equal to the Applicable Margin for the Unused Fee in effect from time to time, which fee shall be due and payable quarterly in arrears on the last day of each calendar quarter (commencing with the first calendar quarter ending after the Agreement Date) and, if then unpaid, on the Maturity Date. 2.7. Conversion and Designation of Interest Periods. (a) On any Business Day, upon notice given to the Administrative Agent not later than 11:00 a.m. (New York, New York time) on the third Business Day (or third U.S. Government Securities Business Day for SOFR Loans) prior to the date of the proposed Conversion or Continuation and subject to the provisions of Sections 11.1 and 11.6 and so long as no Default or Event of Default has occurred and is continuing, AGCO may Convert all or any portion of the Loans in U.S. Dollars of one Type comprising the same Borrowing into Loans of another Type, or Continue any Eurocurrency Loans or SOFR Loans for an additional Interest Period; provided, if (i) less than all Loans are Converted or Continued, after such Conversion or Continuation, not less than the minimum amounts specified in Section 2.1(a)(i) shall Continue as Loans; (ii) less than all Loans comprising part of the same Borrowing are Converted or Continued, the portion of the Loans Converted or Continued must at least equal the minimum aggregate principal amount of a Borrowing permitted under Section 2.1(a)(i) and all Lenders’ Loans comprising the Borrowing to be Converted or Continued in part shall be Converted or Continued ratably in accordance with their applicable Pro Rata Shares; and (iii) each Conversion

37 ACTIVE 63591839v7 of less than all Loans comprising part of the same Borrowing shall be deemed to be an additional Borrowing for purposes of Section 2.7(d), and no such Conversion or Continuation of any Loans may result in there being outstanding more separate Eurocurrency Loans or SOFR Loans than permitted under Section 2.7(d). Each such notice of Conversion or Continuation shall, within the restrictions specified above, specify (i) the date of such Conversion, or the last date of the Interest Period of the Loans to be Continued, (ii) the Loans to be Converted or Continued, and (iii) if such Conversion is into or a Continuation of Eurocurrency Loans or SOFR Loans, the duration and the expiration date of the new Interest Period for such Loans. Each notice of Conversion or Continuation shall be irrevocable and binding on AGCO. If a Borrower requests a Conversion to or Continuation of a Eurocurrency Loan or SOFR Loan but does not specify an Interest Period, then Borrowers shall be deemed to have selected an Interest Period of one month’s duration. (b) On the date on which the aggregate unpaid principal amount of SOFR Loans denominated in U.S. Dollars shall be reduced, by payment or prepayment or otherwise, to less than U.S. $25,000,000, such Loans shall automatically Convert into Base Rate Loans. (c) (i) If a Borrower fails to deliver a timely and properly completed notice of Conversion or Continuation with respect to a Eurocurrency Loan (as set forth in clause (a) above) prior to the end of the Interest Period applicable thereto, such Borrower shall be automatically deemed to have requested that such Loan Continue as a Eurocurrency Loan with a one month Interest Period, subject to such Borrower’s right to repay such Loan at the end of such original Interest Period (which repayment shall be accompanied by any costs under Section 11.2), and (ii) if a Borrower fails to deliver a timely and properly completed notice of Conversion or Continuation with respect to a SOFR Loan (as set forth in clause (a) above) prior to the end of the Interest Period applicable thereto, such Borrowing shall be automatically continued as a SOFR Loan with a one month Interest Period, subject to such Borrower’s right to repay such Loan at the end of such original Interest Period (which repayment shall be accompanied by any costs under Section 11.2). (d) No Borrower shall request a Eurocurrency Loan or SOFR Loan if, after giving effect thereto, there would be more than five (5) Eurocurrency Loan Borrowings and SOFR Loan Borrowings in the aggregate outstanding. (e) During the continuance of any Event of Default, and upon the election of the Required Lenders, during the continuance of any Default: (i) the obligation of the Lenders to make, continue or convert any Loans into, Eurocurrency Loans or SOFR Loans shall be suspended; (ii) if an Offshore Currency is the affected currency, the Borrowers will, on the last day of the then-existing Interest Period therefor, prepay each Eurocurrency Loan in the affected currency (provided, that if the affected Borrower shall fail to prepay such Eurocurrency Loans in the affected currency as required under this clause (ii), on and after the date such prepayment is due, the interest for the Eurocurrency Loans in the affected currency

38 ACTIVE 63591839v7 shall be calculated, including for purposes of any interest required under Section 2.5(c), based on the Base Rate); and (iii) each SOFR Loan will automatically, on the last day of the then- existing Interest Period therefor, Convert into a Base Rate Loan. 2.8. Payments and Computations. (a) Each Borrower shall make each payment hereunder free and clear of any setoff or counterclaim, with such payment being paid not later than 11:00 a.m. (Relevant Currency Time) on the day when due in the case of principal or interest on and other amounts relating to any Borrowing in the currency in which such Borrowing was denominated and in any other case in Euros (or such other currency in which such amount may be invoiced by the Administrative Agent), to the Administrative Agent in same-day funds by deposit of such funds to the Administrative Agent’s Account for payments in the applicable currency. The Administrative Agent will promptly thereafter (and in any event, if received from a Borrower by the time specified in the preceding two sentences, on the day of receipt) cause like funds to be distributed (i) if such payment by a Borrower is in respect of principal, interest, fees or any other Obligation then payable hereunder in a particular currency, to the applicable Lenders for the account of their respective Applicable Lending Offices for payments in such currency ratably in accordance with the amounts of such respective Obligations in such currency then payable to such Lenders, and (ii) if such payment by a Borrower is in respect of any Obligation then payable hereunder to one Lender, to such Lender for the account of its Applicable Lending Office for payments in the applicable currency. Upon its acceptance of an Assignment and Assumption and recording of the information contained therein in the Register pursuant to Section 10.6(d), from and after the effective date of such Assignment and Assumption, the Administrative Agent shall make all payments hereunder in respect of the interest assigned hereby to the Lender assignee hereunder, and the parties to such Assignment and Assumption shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves. (b) If the Administrative Agent receives funds for application to the Obligations under the Loan Documents under circumstances for which the Loan Documents do not specify the Loans to which, or the manner in which, such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each Lender ratably in accordance with such Lender’s proportionate share of the principal amount of all outstanding Loans then outstanding, in repayment or prepayment of such of the outstanding Loans or other Obligations owed to such Lender, and for application to such principal installments, as the Administrative Agent shall direct. (c) All computations of interest on Base Rate Loans accruing interest at the Prime Rate, shall be made by the Administrative Agent on the basis of a year of three hundred sixty-five (365) days (or three hundred sixty-six 366 days, as the case may be) for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. All other computations of interest and fees payable by any Borrower shall be made by the Administrative Agent on the basis of a year of three hundred

39 ACTIVE 63591839v7 sixty (360) days, and in each case shall be payable for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error. (d) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of such interest or fee, as the case may be; provided that, if such extension would cause payment of interest on or principal of Eurocurrency Loans or SOFR Loans to be made in the next-following calendar month, such payment shall be made on the next-preceding Business Day. (e) Unless the Administrative Agent shall have received notice from AGCO prior to the date on which any payment is due to the Lenders hereunder that the Borrowers will not make such payment in full, the Administrative Agent may assume that the Borrowers have made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender on such due date an amount equal to the amount then due such Lender. If and to the extent such Borrower shall not have so made such payment in full to the Administrative Agent and the Administrative Agent makes available to a Lender on such date a corresponding amount, such Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Effective Rate, or in the case of Offshore Currencies, at an overnight rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. 2.9. Sharing of Payments, Etc. (a) Except as otherwise provided in this Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of any Borrower in respect of any Obligations hereunder, it shall distribute such payment to the Lenders pro rata based upon their respective shares, if any, of the type of Obligations with respect to which such payment was received. (b) If any Lender shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) distributed other than in accordance with the provisions of this Agreement (including the application of funds arising from the existence of a Defaulting Lender): (1) on account of Obligations due and payable to such Lender hereunder at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder at such time) of payments on account of the Obligations due and payable to all Lenders hereunder at such time obtained by all the Lenders at such time; or (2) on account of Obligations owing (but not due and payable) to such Lender hereunder at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender at such time to (ii) the

40 ACTIVE 63591839v7 aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder at such time) of payments on account of the Obligations owing (but not due and payable) to all Lenders hereunder at such time obtained by all the Lenders at such time; such Lender shall forthwith purchase from the other Lenders such participations in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each other Lender shall be rescinded and such other Lender shall repay to the purchasing Lender the purchase price to the extent of such other Lender’s ratable share (according to the proportion of (x) the purchase price paid to such Lender to (y) the aggregate purchase price paid to all Lenders) of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (A) the amount of such other Lender’s required repayment to (B) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation. (c) Notwithstanding anything to the contrary contained herein, the provisions of clauses (a) and (b) above of this Section 2.9 shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders. 2.10. Reserved. 2.11. Defaulting Lenders. (a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender (or a Defaulting Lender, as applicable), to the extent permitted by Applicable Law: (i) Waivers and Amendments. If such Defaulting Lender is a Defaulting Lender, such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders. (ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 8 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.5 shall be applied at such time or times as may be determined by the Administrative Agent as follows: FIRST, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; SECOND, as AGCO may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund

41 ACTIVE 63591839v7 its portion thereof as required by this Agreement, as determined by the Administrative Agent; THIRD, if so determined by the Administrative Agent and AGCO, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; FOURTH, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; FIFTH, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and SIXTH, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 3.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.11(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto. (iii) Certain Fees. (A) No Defaulting Lender shall be entitled to receive any Unused Fee for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender). (B) Reserved. (b) Defaulting Lender Cure. If AGCO, and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with the Commitments, whereupon such Lender will cease to be a Defaulting Lender; provided that (x) no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender, (y) such Lender that ceases to be a Defaulting Lender shall reimburse the other Lenders for any costs of the type described in Section 11.2 that may be incurred by such Lenders as a result of the purchase of Revolving Loans required hereunder, and (z) except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

42 ACTIVE 63591839v7 ARTICLE 3 CONDITIONS PRECEDENT 3.1. Conditions Precedent to Agreement Date. The effectiveness of this Agreement and the obligation of each Lender to make the initial Loans hereunder is subject to the satisfaction of the following conditions precedent: (a) The Administrative Agent shall have received, on or before the Agreement Date, the following, each dated such date (unless otherwise specified), in form and substance satisfactory to the Administrative Agent (unless otherwise specified): (i) This Agreement, duly executed and delivered by AGCO, the Borrowers, the Administrative Agent and each Initial Lender; (ii) The Fee Letter, duly executed and delivered by AGCO; (iii) Each of the Guaranty Agreements duly executed by each Person specified on Schedule G, each such Guaranty Agreement to be in form and substance satisfactory to the Administrative Agent; (iv) Certified copies of the resolutions of the Board of Directors of each Borrower and Guarantor approving the execution and delivery of the Loan Document to which it is a party, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Loan Documents; (v) Such documents and certificates as Administrative Agent may reasonably request relating to the organization, existence and good standing (or the equivalent in the applicable jurisdiction) of each Loan Party, the authorization of the Transactions, the identity, authority and capacity of each Responsible Employee authorized to act on behalf of a Loan Party in connection with the Loan Documents and any other legal matters relating to the Loan Parties, this Agreement, the other Loan Documents or the Transactions; (vi) A Notice of Borrowing executed and delivered by AGCO to Administrative Agent pursuant to Section 2.2(a) with respect to the initial funding of the Loans to be made on the Agreement Date; and (vii) A favorable opinion of (A) Troutman Pepper Hamilton Sanders LLP, counsel to the Loan Parties and (B) internal counsel to AGCO BV; (b) The Administrative Agent shall be satisfied that no default exists under AGCO Revolving Credit Agreement; (c) There shall not have occurred any event, development or circumstance since December 31, 2021 (x) that has caused or could reasonably be expected to cause a material adverse condition or material adverse change in or affecting (i) the condition (financial or otherwise), results of operation, assets, properties or liabilities (actual or contingent) of AGCO and its respective Subsidiaries, taken as a whole; (ii) the ability of any Borrower to repay the

43 ACTIVE 63591839v7 credit to be extended under this Agreement, or (iii) the validity or enforceability of any of the Loan Documents; or (y) that calls into question in any material respect the projections delivered to the Administrative Agent prior to the Agreement Date or any material assumption on which such projections were prepared; (d) There shall exist no action, suit, investigation, litigation or proceeding affecting AGCO or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that could reasonably be expected to have a Material Adverse Effect or impair the validity or enforceability of any Loan Document; (e) The Administrative Agent and the Lenders shall have received (i) all information, documents, and certificates required by the Administrative Agent and the Lenders under “know-your-customer” and anti-money laundering rules and regulations, including the USA Patriot Act and (ii) at least five days prior to the Agreement Date, a Beneficial Ownership Certification from each Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation; and (f) The Borrowers shall have paid all fees and expenses (including the fees under the Fee Letter and fees and expenses of counsel) of the Administrative Agent and Lenders that are due and payable on the Agreement Date, in each case which have been invoiced at least two (2) Business Days before the Agreement Date, and are in compliance with all terms of the Fee Letter on or before the Agreement Date, 3.2. Conditions Precedent to each Borrowing. The obligation of each Lender to make a Loan (including initial Loans made on the Agreement Date), shall be subject to the further conditions precedent that on the date of such Borrowing, the following statements shall be true and any Notice of Borrowing delivered to the Administrative Agent hereunder shall certify that, as of the date of the Borrowing requested thereunder: (a) the representations and warranties contained in each Loan Document will be correct on and as of the date of such Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, in each case to the extent required by Section 4.3; (b) no event shall have occurred and be continuing, or would result from such Borrowing or from the application of the proceeds therefrom, that constitutes or would constitute a Default or Event of Default; (c) Administrative Agent shall have received a Notice of Borrowing in accordance with the requirements of this Agreement; and (d) such Borrowing is permitted under Article 2. 3.3. Determinations Under Section 3.1. For purposes of determining compliance with the conditions specified in Sections 3.1 and 3.2, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless

44 ACTIVE 63591839v7 an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the initial Borrowing specifying its objection thereto and such Lender shall not have made available to the Administrative Agent such Lender’s ratable portion of such Borrowing. ARTICLE 4 REPRESENTATIONS AND WARRANTIES 4.1. Representations and Warranties of the Borrowers. In order to induce the Administrative Agent and the Lenders to enter into this Agreement and to extend credit to the Borrowers, AGCO and AGCO BV each hereby agree, represent, and warrant as follows: (a) Organization; Power. (i) AGCO (x) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (y) is duly qualified and in good standing (if applicable) as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed is not reasonably likely to have a Material Adverse Effect, and (z) has all requisite power and authority and has all material licenses, authorizations, consents and approvals necessary to own or lease and operate its properties, to conduct its business as now being conducted and as proposed to be conducted and to enter into and carry out the terms of the Loan Documents to which it is a party; (ii) AGCO BV (x) is a corporation, partnership or other legal entity duly organized or formed, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its organization, and (y) is duly qualified and in good standing (if applicable) as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed is not reasonably likely to have a Material Adverse Effect, and (iii) each Borrower has all requisite power and authority and has all licenses, authorizations, consents and approvals necessary to (x) own or lease and operate its properties and to conduct its business as now being conducted and as proposed to be conducted other than such licenses, authorizations, consents and approvals, the failure of which would not reasonably be expected to have a Material Adverse Effect, and (y) enter into and carry out the terms of the Loan Documents to which it is a party. (b) [Intentionally Omitted]. (c) [Intentionally Omitted]. (d) Authorization; No Conflict. The execution, delivery and performance by each Loan Party of this Agreement and each other Loan Document to which it is or is to be a party and the other transactions contemplated hereby, are within such Loan Party’s corporate or other similar powers, have been duly authorized by all necessary corporate or other similar action, and do not (i) contravene such Loan Party’s charter or bylaws or other similar organization or governing documents; (ii) violate any Applicable Law or any order of any Governmental Authority; (iii) conflict with or result in the breach of, or constitute a default under, any material contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their

45 ACTIVE 63591839v7 properties; or (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries. No Loan Party or any of its Subsidiaries is in violation of any such Applicable Law or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could not reasonably be expected to result in a Material Adverse Effect. (e) No Authorizations Needed. Giving effect to the execution and delivery of the Loan Documents and the making of the Loans hereunder, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or any other third party is required for the due execution, delivery or performance by any Loan Party of this Agreement and any other Loan Document to which it is or is to be a party, or for the consummation of the transactions hereunder. (f) Enforceability. This Agreement and each other Loan Document have been (or, when delivered hereunder will have been), duly executed and delivered by each Loan Party thereto. This Agreement and each other Loan Document have been (or, when delivered hereunder will be), the legal, valid and binding obligation of each Loan Party thereto, enforceable against such Loan Party in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws and principles of equity. (g) Financial Statements. The audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of AGCO and its Subsidiaries for the Fiscal Year ended December 31, 2021 furnished to the Administrative Agent fairly present the consolidated financial condition and results of AGCO and its Subsidiaries as at such date and the consolidated results of the operations of AGCO and its Subsidiaries, for the period ended on such date, all in accordance with Applicable Accounting Standards applied on a consistent basis, and since December 31, 2021, there has been no event, occurrence or development that, individually or in the aggregate, has had a Material Adverse Effect. (h) [Intentionally Omitted]. (i) Litigation. There is no action, suit, investigation, litigation or proceeding affecting AGCO or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that purport to affect the legality, validity or enforceability of this Agreement or any other Loan Document or the consummation of the transactions contemplated thereby or hereby, or that individually or in the aggregate would reasonably be expected to result in a Material Adverse Effect. (j) Margin Stock. Neither AGCO nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of purchasing or carrying any Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock. Neither the making of the Loans hereunder nor the use of the proceeds thereof will violate the provisions of Regulation U. (k) [Intentionally Omitted].

46 ACTIVE 63591839v7 (l) [Intentionally Omitted]. (m) [Intentionally Omitted]. (n) [Intentionally Omitted]. (o) [Intentionally Omitted]. (p) Solvency. (i) AGCO BV is, and will be after giving effect to the transactions contemplated hereby, Solvent; and (ii) AGCO is, and will be after giving effect to the transactions contemplated hereby, individually and together with its Subsidiaries, Solvent. (q) [Intentionally Omitted]. (r) Disclosures. The reports, financial statements, certificates and other information furnished by or on behalf of AGCO or any Subsidiary to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished), together with AGCO’s annual report on Form 10-K and quarterly report on Form 10-Q, in each case most recently filed by AGCO with the SEC, taken as a whole, do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, AGCO represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. The information included in the Beneficial Ownership Certification is true and correct in all respects. (s) [Intentionally Omitted]. (t) [Intentionally Omitted]. (u) [Intentionally Omitted]. (v) Anti-Terrorism Laws; Sanctions. Except as described on Schedule 4.1(v) and except as permitted by any applicable Anti-Terrorism Laws and Sanctions in connection with AGCO, AGCO BV, any of their respective Subsidiaries or Affiliates located, organized or resident in a jurisdiction that becomes the subject of Sanctions after the Agreement Date, none of AGCO, AGCO BV or their respective Subsidiaries is a Sanctioned Person, nor, to the best of a Borrower’s knowledge, are any of its Affiliates. With respect to any Person identified in Schedule 4.1(v), based on the information available to AGCO and its Subsidiaries after due diligence believed to be reasonable by AGCO (including, but not limited to, the information described in Schedule 4.1(v)), AGCO, AGCO BV and their respective Subsidiaries, as applicable, are in compliance with Applicable Laws and/or have obtained, and are in compliance with, authorizations from the relevant Governmental Authority necessary to continue conducting business or owning Equity Interests with each such Person. Each of AGCO and AGCO BV and their employees is subject to a Global Code of Conduct (the “Code of Conduct”) which is in full force and effect on the date hereof. Among the commitments in the Code of Conduct is the commitment that each of AGCO, AGCO BV and their respective Subsidiaries, and their

47 ACTIVE 63591839v7 respective employees, comply with import and export control regulations, anti-boycott requirements and trade embargoes in the sale of products and also is committed to comply with Anti-Corruption Laws and Sanctions. The Code of Conduct is applicable to AGCO, AGCO BV and each of their respective Subsidiaries, including any use of the proceeds of this Agreement. (w) Use of the Loans. The Loans shall be used by the Borrowers for working capital needs and general corporate purposes and in a manner not prohibited by Section 7.4 hereof. 4.2. AGCO Revolving Credit Agreement Representations. In order to induce the Administrative Agent and the Lenders to enter into this Agreement and to extend credit to the Borrowers, each Borrower hereby further represents, warrants and agrees that each of the AGCO Representations and Warranties (together with any Schedules to the AGCO Revolving Credit Agreement referenced therein) are incorporated herein, and are true and correct, in all respects, as if made herein by each Borrower for the benefit of the Administrative Agent and the Lenders; provided, however, the term “Agreement Date”, as used in Section 4.1(b) of the AGCO Revolving Credit Agreement as in effect on the date hereof shall have the meaning given to such term in the AGCO Revolving Credit Agreement as in effect on the date hereof. 4.3 Survival of Representations and Warranties, Etc. All representations and warranties made under this Agreement shall be deemed to be made, at and as of the Agreement Date (unless otherwise specified) and the date of each Loan of any Type which will increase the principal amount of the Loans of such Type outstanding, except (a) to the extent previously fulfilled in accordance with the terms hereof, (b) to the extent subsequently inapplicable, (c) to the extent such representation or warranty is limited to a specified date, and (d) as a result of changes permitted by the terms of this Agreement. All representations and warranties made under this Agreement shall survive, and not be waived by, the execution hereof by the Lenders and the Administrative Agent, any investigation or inquiry by any Lender, or the Administrative Agent, or the making of any Loan under this Agreement. ARTICLE 5 AFFIRMATIVE COVENANTS Each Borrower covenants and agrees that, so long as any Obligations shall have not been paid in full or any Lender shall have any Commitment hereunder: 5.1. Incorporation of AGCO Affirmative Covenants. Each Borrower shall perform and observe the AGCO Affirmative Covenants at all times and the AGCO Affirmative Covenants shall be incorporated herein, in all respects, as if made herein for the benefit of the Administrative Agent and the Lenders. 5.2. Further Assurances. Upon the reasonable request of the Administrative Agent, each Borrower shall promptly cure, or cause to be cured, defects in the execution and delivery of the Loan Documents (including this Agreement), resulting from any act or failure to act by any Loan Party or any employee or officer thereof. Each Borrower at its expense will promptly execute and deliver to the Administrative Agent and the Lenders, or cause to be executed and

48 ACTIVE 63591839v7 delivered to the Administrative Agent and the Lenders, all such other and further documents, agreements, and instruments in compliance with or accomplishment of the covenants and agreements of such Borrower and its Subsidiaries in the Loan Documents, including this Agreement, or to correct any omissions in the Loan Documents, or more fully to state the obligations set out herein or in any of the Loan Documents, or to obtain any consents, all as may be necessary or appropriate in connection therewith as may be reasonably requested by the Administrative Agent. 5.3. Use of Proceeds. The proceeds of the Loans shall only be used to pay transaction costs relating to the Transactions, and for working capital needs and general corporate purposes. ARTICLE 6. INFORMATION COVENANTS Each Borrower covenants and agrees that, so long as any Obligations shall have not been paid in full or any Lender shall have any Commitment hereunder: Section 6.1. Incorporation of AGCO Information Covenants. Each Borrower covenants and agrees that it shall perform and observe the AGCO Information Covenants at all times and the AGCO Information Covenants shall be incorporated herein, in all respects, as if made herein for the benefit of the Administrative Agent and the Lenders. Section 6.2. Additional Reporting Requirement for the Borrowers. AGCO and AGCO BV covenants and agrees that it shall deliver to the Administrative Agent: (a) Compliance Certificate. Concurrently with the delivery of the quarterly or annual financial statements of AGCO pursuant to the AGCO Information Covenants, a certificate of a Responsible Employee of AGCO stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that AGCO has taken and proposes to take with respect thereto; and (b) Other Information. Such other information respecting the business, condition (financial or otherwise), operations, performance, taxes, properties or prospects of any Loan Party or any of its Subsidiaries as the Administrative Agent may reasonably request or any Lender may from time to time reasonably request through the Administrative Agent. ARTICLE 7. NEGATIVE COVENANTS Each Borrower covenants and agrees that, so long as any Obligations shall have not been paid in full or any Lender shall have any Commitment hereunder: Section 7.1. Incorporation of AGCO Negative Covenants. Each Borrower shall perform and observe the AGCO Negative Covenants at all times and the AGCO Negative Covenants shall be incorporated herein, in all respects, as if made herein for the benefit of the Administrative Agent and the Lenders.

49 ACTIVE 63591839v7 Section 7.2. Indebtedness. No Borrower shall create, assume, incur or otherwise become or remain obligated in respect of, or permit to be outstanding, nor shall such Borrower permit any of its Subsidiaries to create, assume, incur or otherwise become or remain obligated in respect of, or permit to be outstanding, any Indebtedness, except: (a) Indebtedness under this Agreement and the other Loan Documents; (b) Unsecured Indebtedness under the AGCO Revolving Credit Agreement and the other Loan Documents (as defined in the AGCO Revolving Credit Agreement); and (c) All other Indebtedness permitted under Section 6.1 of the AGCO Revolving Credit Agreement. Section 7.3. Fundamental Changes to the Borrowers. Notwithstanding anything to contrary in this Article 7 or the AGCO Negative Covenants incorporated herein by reference, each Borrower further covenants and agrees that such Borrower shall not liquidate or dissolve itself or otherwise wind up its business. Section 7.4. Anti-Terrorism Laws. Neither AGCO, AGCO BV nor any of its respective Subsidiaries will directly or to its knowledge indirectly use the proceeds of the Loans in violation of any Sanctions, Anti-Terrorism Laws or any Anti-Corruption Laws by any Person (including any Person participating in the Loans, whether as Administrative Agent, Lender, arranger, underwriter, advisor, investor, or otherwise). ARTICLE 8. EVENTS OF DEFAULT Section 8.1. Events of Default. Each of the following shall constitute an Event of Default (an “Event of Default”), whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule, or regulation of any governmental or non-governmental body: (a) (i) the Borrowers shall fail to pay (x) any principal or face amount of the Loans on the date when the same becomes due and payable, or (y) any interest or fees due hereunder within three (3) Business Days after the date when the same becomes due and payable, or (ii) any Loan Party shall fail to make any other payment under any Loan Document, in any case within five (5) Business Days after the date when the same becomes due and payable; or (b) any representation or warranty made by any Loan Party under or in connection with any Loan Document or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect when made or deemed made; or (c) (i) any Borrower shall fail to perform any term, covenant or agreement contained in Article 6 if such failure shall remain unremedied for ten (10) days after written notice thereof having been given to AGCO; (ii) any Borrower shall fail to perform, observe or

50 ACTIVE 63591839v7 comply with any other term, covenant or agreement contained in Article 7; or (iii) any Borrower or any other Loan Party shall fail to perform any other term, covenant or agreement contained in this Agreement or any other Loan Document not referenced elsewhere in this Section 8.1 if such failure shall remain unremedied for thirty (30) days written notice thereof having been given to AGCO; or (d) the occurrence of any event which constitutes an “Event of Default” under, and as such term is defined in, the AGCO Revolving Credit Agreement, but without giving effect to any waiver of or consent to any Default or Event of Default (as such terms are defined in the AGCO Revolving Credit Agreement in effect at the time of such waiver or consent) or any other modification, waiver or amendment other than as provided pursuant to an Approved Amendment; or (e) AGCO, AGCO BV, any Material Subsidiary or any Loan Party shall generally not pay its debts as such debts become due, shall suspend or threaten to suspend making payment whether of principal or interest with respect to any class of its debts or shall admit in writing its insolvency or its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against AGCO, AGCO BV, any Material Subsidiary or any Loan Party seeking, or seeking the administration, to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, administrator, receiver and manager, trustee, or other similar official for it or for any substantial part of its property (including, without limitation, any proceeding under any Debtor Relief Laws, or any similar law in any other jurisdiction) and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of sixty (60) days or any of the actions sought in such proceeding (including without limitation the entry of an order for relief against, or the appointment of a receiver, administrator, receiver and manager, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or AGCO, AGCO BV, any Material Subsidiary or any Loan Party shall take any action to authorize any of the actions set forth above in this subsection, or an encumbrancer takes possession of, or a trustee or administrator or other receiver or similar officer is appointed in respect of, all or any part of the business or assets of AGCO, AGCO BV, any Material Subsidiary, or any Loan Party or distress or any form of execution is levied or enforced upon or sued out against any such assets and is not discharged within seven days of being levied, enforced or sued out, or any Lien that may for the time being affect any of its assets becomes enforceable, or anything analogous to any of the events specified in this subsection occurs under the laws of any applicable jurisdictions; or (f) [intentionally omitted]; or (g) [intentionally omitted]; or (h) any material portion of any Loan Document shall at any time and for any reason be declared to be null and void, or a proceeding shall be commenced by any Loan Party

51 ACTIVE 63591839v7 or any of its respective Affiliates, or by any governmental authority having jurisdiction over any Loan Party or any of its Affiliates, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or any material provision of any Loan Document shall for any reason cease to be valid and binding on or enforceable against any Loan Party to it, or any such Loan Party shall so state in writing; or (i) a Change of Control shall occur. Section 8.2. Remedies. If an Event of Default shall have occurred and until such Event of Default is waived in writing by the Required Lenders, or all of the Lenders as may be required by Section 9.1, the Administrative Agent: (a) may, and shall at the request of the Required Lenders, by notice to AGCO, declare the obligation of each Lender to make Loans to be terminated, whereupon the same shall forthwith terminate; (b) may, and shall at the request of the Required Lenders by notice to AGCO, declare the Loans, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Loans, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers; provided that in the event of an actual or deemed entry of an order for relief or any assignment, proposal or the giving of notice of intention to make a proposal with respect to any Borrower under Debtor Relief Laws, (x) the obligation of each Lender to make Revolving Loans shall automatically be terminated and (y) the Loans, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrowers; and (c) may, and shall at the request of the Required Lenders, exercise all of the post-default rights granted to it and to them under the Loan Documents or under Applicable Law. The Administrative Agent, for the benefit of itself, and the Lenders, shall have the right to the appointment of a receiver for the property of each Borrower, and each Borrower hereby consents to such rights and such appointment and hereby waives any objection each Borrower may have thereto or the right to have a bond or other security posted by the Administrative Agent, or the Lenders in connection therewith. Section 8.3. Reserved. Section 8.4. Application of Payments. Subsequent to the occurrence and during the continuation of an Event of Default, payments and prepayments with respect to the Obligations made to the Administrative Agent or the Lenders or otherwise received by the Administrative Agent or any Lender shall be distributed in the following order of priority: FIRST, to the reasonable costs and expenses (including reasonable attorneys’ fees and expenses), if any, incurred by the Administrative Agent or any Lender in the collection of such amounts under this Agreement or of the Loan Documents until paid in full; SECOND, to any fees then due and

52 ACTIVE 63591839v7 payable to the Administrative Agent under this Agreement or any other Loan Document until paid in full; THIRD, to any fees then due and payable to the Lenders under this Agreement until paid in full; FOURTH, to the ratable payment of interest then due in respect of the Loans paid in full; FIFTH, to the ratable payment of principal of the Loans until paid in full, SIXTH, to any other Obligations not otherwise referred to in this Section until paid in full; and SEVENTH, to the Borrowers or such other Person entitled thereto under applicable law. ARTICLE 9. THE ADMINISTRATIVE AGENT Section 9.1. Authorization and Action. Each Lender hereby appoints and authorizes Rabobank to take action on its behalf as the Administrative Agent to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to them respectively by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. The provisions of this Article 9 are solely for the benefit of the Administrative Agent and the Lenders, and neither AGCO nor any other Loan Party shall have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. As to any matters not expressly provided for by the Loan Documents, the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders; provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, exposes it or any of its Related Parties to personal liability or that is contrary to the Loan Documents or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under Debtor Relief Laws or that may effect a forfeiture, modification or termination of property of any Defaulting Lender in violation of Debtor Relief Laws. Except for action requiring the approval of the Required Lenders, the Administrative Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, and with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, any Loan Document, unless the Administrative Agent shall have been instructed by the Required Lenders to exercise or refrain from exercising such rights or to take or refrain from taking such action. The Administrative Agent shall not incur any liability under or in respect of any Loan Document with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment or which may seem to it to be necessary or desirable in the circumstances, except for its gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable judgment. Section 9.2. Administrative Agent’s Reliance, Etc. Neither the Administrative Agent nor any of its Related Parties shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final

53 ACTIVE 63591839v7 and non-appealable judgment. Without limitation of the generality of the foregoing, the Administrative Agent: (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing; (b) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to AGCO, AGCO BV or any of their Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity; (c) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it, and may rely on any opinion of counsel delivered under this Agreement, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts or any such opinion; (d) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with the Loan Documents by any other Person; (e) shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article 3 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent; (f) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument or document furnished pursuant hereto (other than its own execution and delivery thereof) or the creation, attachment perfection or priority of any Lien purported to be created under or contemplated by any Loan Document; (g) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties; (h) shall have no liability or responsibility to any Loan Party for any failure on the part of any Lender to comply with any obligation to be performed by such Lender under this Agreement;

54 ACTIVE 63591839v7 (i) shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default under this Agreement unless they have received notice from a Lender or Loan Party referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “Notice of Default”; (j) shall incur no liability as a result of any determination whether the transactions contemplated by the Loan Documents constitute a “highly leveraged transaction” within the meaning of the interpretations issued by the Comptroller of the Currency, the Federal Deposit Insurance Corporation and the Board of Governors of the Federal Reserve System; (k) may act directly or through agents or attorneys on its behalf but shall not be responsible to any Lender for the negligence or misconduct of any agents or attorneys selected by it with reasonable care except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such agents or attorneys; (l) shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person; (m) may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon; (n) in determining compliance with any condition hereunder to the making of the Loans, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of the Loans; and (o) shall not be liable for any damage or loss resulting from or caused by events or circumstances beyond the Administrative Agent’s reasonable control, including nationalization, expropriation, currency or funds transfer restrictions, the interruption, disruption, or suspension of the normal procedures and practices of any securities market, power, mechanical, communications, or other technological failures or interruptions, computer viruses or the like, fires, floods, earthquakes, or other natural disasters, civil, and military disturbance, acts of war or terrorism, riots, revolution, acts of God, work stoppages, strikes, national disasters of any kind, or other similar events or acts, or errors by any Borrower in its instructions to the Administrative Agent. The exculpatory provisions of this Article 9 shall apply to any agent of the Administrative Agent and any Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided hereunder as well as activities as the Administrative Agent.

55 ACTIVE 63591839v7 Section 9.3. Administrative Agent, in its Individual Capacity and Affiliates. With respect to any Commitment and any portion of the Loans made by Rabobank or any Affiliate of Rabobank, Rabobank and its Affiliate, as applicable, shall have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it (or its Affiliate, as applicable) were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include Rabobank (or its Affiliate, as applicable) in its individual capacity. Rabobank and its respective Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person who may do business with or own securities of any Loan Party or any such Subsidiary, all as if Rabobank was not the Administrative Agent and without any duty to account therefor to the Lenders. Section 9.4. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or their respective Related Parties and based on the financial statements referred to in Section 3.1 and such other documents and information as it has deemed appropriate, made its own independent credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, any other Loan Document or any related agreement or document furnished hereunder or thereunder. Section 9.5. Notice of Default or Event of Default. In the event that the Administrative Agent or any Lender shall acquire actual knowledge, or shall have been notified in writing, of any Default or Event of Default, the Administrative Agent or such Lender shall promptly notify the other Lenders, and the Administrative Agent shall take such action and assert such rights under this Agreement as the Required Lenders shall request in writing, and the Administrative Agent shall not be subject to any liability by reason of its acting (a) pursuant to any such request or (b) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. If the Required Lenders shall fail to request the Administrative Agent to take action or to assert rights under this Agreement in respect of any Event of Default within ten days after their receipt of the notice of any Event of Default, or shall request inconsistent action with respect to such Event of Default, the Administrative Agent may, but shall not be required to, take such action and assert such rights (other than rights under Article 8) as it deems in its discretion to be advisable for the protection of the Lenders, except that, if the Required Lenders have instructed the Administrative Agent not to take such action or assert such right, in no event shall the Administrative Agent act contrary to such instructions. Section 9.6. Indemnification. Each Lender severally agrees to indemnify the Administrative Agent (to the extent not promptly reimbursed by the Borrower) from and against such Lender’s ratable share of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (including without limitation fees and expenses of legal counsel, experts, agents and consultants) of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Administrative Agent in any way

56 ACTIVE 63591839v7 relating to or arising out of the Loan Documents or any action taken or omitted by the Administrative Agent under the Loan Documents; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the Administrative Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable judgment. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any costs and expenses payable by any Borrower under Section 10.4, to the extent that the Administrative Agent is not promptly reimbursed for such costs and expenses by the Borrowers. For purposes of this Section, the Lenders’ respective ratable shares of any amount shall be determined, at any time, with reference to: (a) at any time after the funding of the Loans on the Agreement Date, the aggregate principal amount of the Loans outstanding at such time and owing to the respective Lenders; or (b) at any time prior to funding the Loans on the Agreement Date, their respective Unused Commitments at such time. Section 9.7. Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be any Lender or a commercial bank or other financial institution and having a combined capital and reserves in excess of U.S. $500,000,000. The resignation of such retiring Administrative Agent shall be effective only upon (i) the acceptance of any appointment as an Administrative Agent hereunder by a successor Administrative Agent, and (ii) the execution of all documents and the taking of all other actions reasonably necessary in the opinion of the successor Administrative Agent, in connection with such substitution. Upon such effectiveness pursuant to the foregoing clauses (i) and (ii), such successor Administrative Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Administrative Agent’s resignation hereunder as an Administrative Agent, the provisions of this Article 9 and Section 10.4 shall continue in effect for the benefit of such retiring Administrative Agent, its agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as the Administrative Agent. Section 9.8. Administrative Agent May File Proofs of Claim. The Administrative Agent may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent, its

57 ACTIVE 63591839v7 agents, financial advisors and counsel) and the Lenders allowed in any judicial proceedings relative to any Loan Party, or any of their respective creditors or property, and shall be entitled and empowered to collect, receive and distribute any monies, securities or other property payable or deliverable on any such claims and any custodian receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due to the Administrative Agent for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent, its agents, financial advisors and counsel, and any other amounts due the Administrative Agent ARTICLE 10. MISCELLANEOUS Section 10.1. Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders (or the Administrative Agent at the direction, or with the consent, of the Required Lenders), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that: (a) no amendment, waiver or consent shall, unless in writing and signed by the Lender affected thereby, reduce the principal of, or the rate of interest specified herein (excluding a waiver of interest accruing at the Default Rate) on any Loan owed to such Lender or the rate of fees payable for the account of such Lender hereunder, or postpone any scheduled date for any payment of principal, interest or fees due to any Lender; (b) no amendment, waiver or consent shall, unless in writing and signed by the Lender affected thereby and acknowledged by the Administrative Agent, increase (i) the amount of the Commitments of such Lender, or (ii) such Lender’s Pro Rata Share for its Loans; (c) no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders and acknowledged by Administrative Agent, do any of the following at any time: (i) waive any of the conditions specified in Section 3.2; (ii) change any of the provisions of this Section 10.1 or the definition of the term “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; or (iii) release any Borrower from any of its obligations under a Loan Document; (d) an Incorporation Amendment executed by the Administrative Agent shall not require the consent of the Required Lenders or any of the Lenders provided such

58 ACTIVE 63591839v7 Incorporation Amendment does not amend, modify or waive any provisions of this Agreement except as set forth in the definition of “Approved Amendment”; and (e) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent, in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement. Section 10.2. Notices, Etc. (a) All notices and other communications provided for hereunder (“Communications”) shall be in writing (including telecopy communication) and mailed, telecopied or delivered, (i) if to any Borrower to AGCO at its address at 4205 River Green Parkway, Duluth, Georgia 30096-2568, Attention: General Counsel, Facsimile No. (770) 813- 6158, with a copy to the Chief Financial Officer at the same address and telecopier number; (ii) if to any Lender, at its address for notices set forth in its Administrative Questionnaire; (iii) if to Administrative Agent in connection with any Notice of Borrowing, interest election request, or any payment or prepayment of the Obligations, to it at c/o Rabo Support Services, Inc., 245 Park Avenue, New York, New York 10167, Attention: Sui Price (Telephone: (212) 574-7331; Telecopy No.: (201) 499-5328); (Email: fm.am.syndicatedloans@rabobank.com with a copy to Michael.Lahaie@rabobank.com); and (iv) if to Administrative Agent in connection with any other matter, to it at 245 Park Avenue, New York, New York 10167, Attention: Loan Syndications (Email: fm.am.syndicatedloans@rabobank.com), with a copy to Rabobank, 1180 Peachtree Street, Suite 2200, Atlanta, Georgia 30309, Attention: Michael LaHaie (Email: Michael.Lahaie@rabobank.com). Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in such paragraph (b). (b) Electronic Communications. Communications to the Lenders under the Loan Documents may be delivered or furnished by electronic communications pursuant to procedures approved by Administrative Agent. Administrative Agent or AGCO may, in its discretion, agree to accept Communications to it under the Loan Documents by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular Communications. Unless Administrative Agent otherwise prescribes, (i) Communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the

59 ACTIVE 63591839v7 “return receipt requested” function, as available, return e-mail or other written acknowledgment), provided that if such Communication is not sent during the normal business hours of the recipient, such Communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) Communications posted on an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such Communication is available and identifying the website address thereof. (c) Change of Address for Notices. Any party hereto may change its address or telecopy number for Communications under the Loan Documents by notice to the other parties hereto (or, in the case of any such change by a Lender, by notice to AGCO and Administrative Agent). All Communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt. (d) Electronic Transmission System. The Borrowers and the Lenders agree that Administrative Agent may make the Communications available to the Lenders and Borrowers by posting the Communications on Intralinks, Inc., SyndTrak or a substantially similar electronic transmission system or digital workspace provider (the “Platform”). THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES OR ANY OF THEIR INDEMNIFIED PARTIES (COLLECTIVELY, THE “AGENT PARTIES”) HAVE ANY LIABILITY TO ANY BORROWER, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY BORROWER’S OR ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY AGENT PARTY IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH AGENT PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT; PROVIDED, HOWEVER, THAT IN NO EVENT SHALL ANY AGENT PARTY HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, OR ANY OTHER PERSON FOR INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES). (e) Communications through the Platform. Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes

60 ACTIVE 63591839v7 hereof. Each Lender agrees (i) to provide to Administrative Agent in writing (including by electronic communication), promptly after the date of this Agreement, an e-mail address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such e-mail address. (f) Reliance on Notices. Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices of a Borrowing) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as reasonably understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify Administrative Agent, each Lender and the Indemnified Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of Borrower. All telephonic notices to and other telephonic communications with Administrative Agent may be recorded by Administrative Agent, and each of the parties hereto hereby consents to such recording. Section 10.3. No Waiver. No failure on the part of any Lender or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Section 10.4. Costs and Expenses. (a) Each Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents at any time (including without limitation the reasonable fees and expenses of counsel (including without limitation New York counsel) for the Administrative Agent with respect thereto). (b) Following the occurrence of an Event of Default and during the continuation thereof, each Borrower further agrees to pay on demand all costs and expenses of the Administrative Agent and each Lender in connection with the enforcement of its rights in connection with this Agreement and the other the Loan Documents, whether in any action, suit or litigation, any workout, bankruptcy, insolvency or other similar proceeding affecting creditors’ rights generally or otherwise (including without limitation the reasonable fees and expenses of counsel for the Administrative Agent and each Lender with respect thereto), and each Borrower agrees to pay on demand all such costs and expenses in respect of any such enforcement relating to itself. (c) each Borrower each agree to indemnify and hold harmless the Administrative Agent and each Lender and each of their Affiliates and their officers, directors, trustees, employees, agents and advisors (each, an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities and expenses (including without limitation reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any

61 ACTIVE 63591839v7 Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with: (i) the actual or alleged presence of Hazardous Materials on any property of any Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries; or (ii) the financing hereunder; in each case whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct. Each Borrower agrees not to assert any claim against the Administrative Agent, any Lender, any of their Affiliates, or any of their respective Related Parties, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to any of the transactions contemplated herein or in any other Loan Document or the actual or proposed use of the proceeds of the Loans. The agreements and obligations of each Borrower contained in this Section 10.4(c) shall survive the payment in full of the Obligations and termination of this Agreement. (d) If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including without limitation fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Administrative Agent or any Lender, in its sole discretion. Section 10.5. Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 8.2 to authorize the Administrative Agent to declare the Loans, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents due and payable pursuant to the provisions of Section 8.2, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law and subject to Section 2.9, to offset and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of a Borrower against any and all of the Obligations of such Borrower now or hereafter existing under this Agreement, irrespective of whether such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. Each Lender agrees promptly to notify such Borrower after any such set-off and application; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including without limitation other rights of set-off) that such Lender and its Affiliates may have; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.11 and, pending such payment, shall be segregated by such Defaulting

62 ACTIVE 63591839v7 Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Section 10.6. Assignments and Participations. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrowers may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraphs (a) through (g) and (j) of this Section, (ii) by way of participation in accordance with the provisions of paragraphs (h) through (j) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (k) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraphs (h) through (j) of this Section and, to the extent expressly contemplated hereby, the Indemnified Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement. (b) Each Lender may assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement, including without limitation, all or a portion of its Commitments, and the Loans owing to it; provided that: (i) reserved; (ii) in the case of each such assignment of a Commitment (except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender’s rights and obligations under this Agreement), the amount of the Commitment of the assigning Lender being assigned pursuant to such assignment (determined as of the date of the Assignment and Assumption with respect to such assignment) shall in no event be less than €5,000,000 and shall be an integral multiple of €1,000,000 in excess thereof; (iii) such assignment shall be to an Eligible Assignee; (iv) the proposed assignment (if other than an assignment by a Lender to an Affiliate or Approved Fund of such Lender) shall be approved by (x) the Administrative Agent, and (y) if no Default then exists, AGCO; the foregoing approvals in each case not to be unreasonably withheld or delayed; provided that AGCO shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof; provided, further, that AGCO’s consent shall not be required during the primary syndication of the facilities hereunder; and

63 ACTIVE 63591839v7 (v) the parties to each such assignment shall execute and deliver to the Administrative Agent for its own account, for its acceptance and recording in the Register, an Assignment and Assumption, together with a processing and recordation fee of U.S. €3,500, payable by the assignee to the Administrative Agent (with only one such fee payable in connection with contemporaneous assignments pursuant to the same Assignment and Assumption to or by two or more Approved Funds of a single Lender), and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. (c) In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of AGCO and the Administrative Agent, the applicable Pro Rata Share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full Pro Rata Share of all Loans in accordance with its Pro Rata Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs. (d) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Assumption: (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder or under any other Loan Document have been assigned to it pursuant to such Assignment and Assumption, shall have the rights and obligations of a Lender hereunder; and (ii) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Assumption, relinquish its rights and be released from its obligations under this Agreement and under each other Loan Document (and, in the case of an Assignment and Assumption covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 10.4 and 11.1 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

64 ACTIVE 63591839v7 (e) By executing and delivering an Assignment and Assumption, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Assumption, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 3.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee or an Affiliate of the assignor; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender; and (viii) that the benefit of the security interests and guarantees attached to the rights being assigned shall be transferred to the benefit of the assignee upon the completion of such assignment. (f) The Administrative Agent shall maintain at its address referred to in Section 10.2 a copy of each Assignment and Assumption delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and their respective Commitments, and the principal amount of the Loans owing to each Lender from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Administrative Agent, and the Lenders may treat

65 ACTIVE 63591839v7 each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Borrower, or Lender at any reasonable time and from time to time upon reasonable prior notice. (g) Upon its receipt of an Assignment and Assumption executed by an assigning Lender and an assignee, the Administrative Agent shall, if such Assignment and Assumption has been completed and is in substantially the form of Exhibit A hereto: (i) record the information contained therein in the Register; and (ii) give prompt notice thereof to the Borrowers. (h) Each Lender may sell participations (without any notice to, or consent of, the Administrative Agent or any Borrower) in or to all or a portion of its rights and obligations under this Agreement (including without limitation all or a portion of its Commitments and the Loans owing to it) to a financial institution (a “Participant”); provided that; (i) such Lender’s obligations under this Agreement (including without limitation its Commitments) shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; (iii) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 9.6 with respect to any payments made by such Lender to its Participant(s). (i) Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver requiring unanimous consent of the Lenders affected thereby that affects such Participant. Each Borrower agrees that each Participant shall be entitled to the benefits of Sections 11.1, 11.2 11.4 and 11.6 (subject to the requirements and limitations therein, including the requirements under Section 11.4 (it being understood that the documentation required under Section 11.4 shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 11.5 as if it were an assignee under paragraphs (a) through (c) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 11.1 and 11.4, with respect to any participation, than its participating Lender would have been entitled to receive had the participation not occurred. Each Lender that sells a participation agrees, at any Borrower’s request and expense, to use reasonable efforts to cooperate with such Borrower to effectuate the provisions of Section 11.5 with respect to any

66 ACTIVE 63591839v7 Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.5 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.9 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. (j) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.6, disclose to the assignee or Participant or proposed assignee or Participant, any public information relating to any Borrower furnished to such Lender by or on behalf of such Borrower and any information conspicuously labeled by a Borrower as being confidential at the time such information is furnished to such Lender if such assignee or Participant or proposed assignee or Participant has agreed to use reasonable efforts to keep such information confidential. (k) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including without limitation the Loans owing to it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System and any Lender that is a fund may pledge all or any portion of its rights under this Agreement (including without limitation the Loans owing to it) to its trustee in support of its obligations to its trustee. Section 10.7. Marshalling; Payments Set Aside. Neither the Administrative Agent nor any Lender shall be under any obligation to marshal any assets in favor of the Borrowers or any other party or against or in payment of any or all of the Obligations. To the extent that a Borrower makes a payment or payments to the Administrative Agent, or the Lenders or any of such Persons exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, right and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

67 ACTIVE 63591839v7 Section 10.8. Patriot Act. Each Lender hereby notifies each Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107 56 (signed into law October 26, 2001)), it is required to obtain, verify and record information that identifies each Borrower and the other Loan Parties, which information includes the name and address of each Borrower and the other Loan Parties and other information that will allow such Lender to identify each Borrower and the other Loan Parties in accordance with the USA Patriot Act. Each Borrower hereby agrees to provide, and cause each other Loan Party to provide, such information promptly upon the request of Administrative Agent or any Lender. Section 10.9. Borrower Liability. (a) Each Borrower acknowledges that any Notice of Borrowing or any other notice given by AGCO or any other Borrower to Administrative Agent or the Lenders shall bind all Borrowers, and that any notice given by Administrative Agent or the Lenders to any Borrower shall be effective with respect to all Borrowers. (b) AGCO BV shall not have any liability for any Borrowing advanced directly to AGCO on its behalf. AGCO shall be jointly and severally liable for all Loans and other liabilities hereunder or under any other Loan Document by or of itself or of AGCO BV. AGCO shall be entitled to subrogation and contribution rights from and against AGCO BV to the extent AGCO is required to pay to Administrative Agent or the Lenders any amount in excess of the Loans advanced directly to, or other Obligations incurred directly by, AGCO or as otherwise available under applicable law; provided, however, that AGCO will not exercise any rights which it may acquire by way of subrogation hereunder or under any other Loan Document or at law by any payment made hereunder or otherwise, nor shall AGCO seek or be entitled to seek any contribution or reimbursement from AGCO BV in respect of payments made by AGCO hereunder or under any other Loan Document, until all amounts owing to Administrative Agent and the Lenders on account of the Obligations are paid in full in cash. If any amounts shall be paid to AGCO on account of such subrogation or contribution rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by AGCO in trust for Administrative Agent, and the Lenders, segregated from other funds of AGCO, and shall, forthwith upon receipt by AGCO, be turned over to Administrative Agent in the exact form received by AGCO Person (duly endorsed by AGCO to Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, as provided for herein. ARTICLE 11. INCREASED COSTS, TAXES, ETC. Section 11.1. Increased Costs, Etc. (a) Increased Costs. If any Change in Law shall: (i) impose, modify, or deem applicable any reserve (including pursuant to regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as

68 ACTIVE 63591839v7 “Eurocurrency liabilities” in Regulation D)), special deposit, compulsory loan, insurance charge, or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender; (ii) subject any Recipient to any tax of any kind (other than Indemnified Taxes and Excluded Taxes) on its Loans, loan principal, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or (iii) impose on any Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurocurrency Loans or SOFR Loans made by such Lender; and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Eurocurrency Loan or SOFR Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender, or such other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such other Recipient, Borrowers will pay to such Lender, or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered. (b) Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender, in any case to or for the account of any Borrower, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time such Borrower will pay to the Administrative Agent for the account of such Lender, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered. (c) Certificate for Reimbursement. A certificate of a Lender setting forth the amount of additional interest or the amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to AGCO, shall be conclusive absent manifest error. The Borrowers shall pay the Administrative Agent for the account of such Lender, the amount shown as due on any such certificate within 10 days after receipt of AGCO thereof. (d) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that no Borrower shall be required to compensate a Lender pursuant to paragraph (a) or (b) of this Section for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender notifies such Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention

69 ACTIVE 63591839v7 to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof). Section 11.2. Breakage Costs. If any prepayment or payment (or failure to prepay after the delivery of a notice of prepayment) of principal of, or Conversion of, any Eurocurrency Loan or SOFR Loan is made by any Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Loan after receiving a Prepayment Notice within the time period required by Section 2.4(a), as a result of a payment or Conversion, acceleration of the maturity of any of the Obligations pursuant to Section 7.2 or for any other reason, or by an Eligible Assignee to a Lender other than on the last day of the Interest Period for such Loan upon an assignment of rights and obligations under this Agreement pursuant to Section 11.5, such Borrower shall, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for all losses, costs or expenses that such Lender may reasonably incur as a result of such failure or prepayment, including without limitation foreign exchange losses, based on customary funding and foreign exchange hedging arrangements, whether or not such arrangements actually occur, and any and all other losses, costs or expenses incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain any Borrowing and the unavailability of funds as a result of such Borrower prepayment of failure, but excluding loss of anticipated profits. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in this Section and delivered to AGCO, shall be conclusive absent manifest error. Section 11.3. Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in any currency (the “Original Currency”) into another currency (the “Other Currency”) the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the Original Currency with the Other Currency at 11:00 a.m. (Relevant Currency Time) on the second Business Day preceding that on which final judgment is given. The obligation of a Borrower in respect of any sum due in the Original Currency from it to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such Other Currency such Lender or the Administrative Agent (as the case may be) may in accordance with normal banking procedures purchase the Original Currency with such Other Currency; if the amount of the Original Currency so purchased is less than the sum originally due to such Lender or the Administrative Agent (as the case may be) in the Original Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent (as the case may be) against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due to any Lender or the Administrative Agent (as the case may be) in the Original Currency, such Lender or the Administrative Agent (as the case may be) agrees to remit to such Borrower such excess.

70 ACTIVE 63591839v7 Section 11.4. Taxes. (a) Any and all payments by any Loan Party under any Loan Document shall be made, in accordance with Section 2.9, free and clear of and without deduction or withholding of any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deductions or withholdings been made. (b) In addition, the Loan Parties shall pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, Other Taxes. (c) The Loan Parties shall indemnify each Recipient for the full amount of any Indemnified Taxes and Other Taxes, and for the full amount of taxes imposed by any jurisdiction on amounts payable under this Section, paid by or imposed on such Lender or the Administrative Agent (as the case may be), including without limitation any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. This indemnification shall be made within thirty (30) days from the date such Recipient makes written demand therefor, and delivers to AGCO a certificate describing in reasonable detail the manner in which the indemnified amount was calculated; provided that a Recipient shall not be required to describe in such certificate information that such Recipient deems to be confidential or the disclosure of which is inconsistent with such Lender’s or the Administrative Agent’s internal policies. Any such calculation shall be conclusive, absent manifest error. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.6(i) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (c).

71 ACTIVE 63591839v7 (d) Within thirty (30) days after the date of any payment of Taxes, the Borrowers shall furnish to the Administrative Agent at its address referred to in Section 10.2, the original receipt of payment thereof or a certified copy of such receipt. In the case of any payment hereunder by the Borrowers through an account or branch outside the United States or on behalf of the Borrowers by a payor that is not a United States person, if the Borrowers determine that no Taxes are payable in respect thereof, the Borrowers shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel reasonably satisfactory to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of this subsection (d) and subsection (e), the terms “United States” and “United States person” shall have the meanings specified in Section 7701 of the Internal Revenue Code. (e) Each Lender (other than the Initial Lender) organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of the Assignment and Assumption pursuant to which it became a Lender, and from time to time thereafter, in each case if requested in writing by a Borrower or the Administrative Agent (but only so long thereafter as such Lender remains lawfully able to do so), provide the Administrative Agent and AGCO with (i) if such Lender claims an exemption from withholding tax pursuant to its portfolio interest exception, (1) a statement of the Lender that it is not (I) a “bank” as described in Section 881(c)(3)(A) of the Internal Revenue Code, (II) a ten percent (10%) shareholder of any Borrower (within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code), or (III) a controlled foreign corporation related to any Borrower within the meaning of Section 881(c)(3)(C) of the Internal Revenue Code; and (2) a properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; (ii) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed and executed IRS Form W- 8BEN or IRS Form W-8BEN-E, as applicable; (iii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, a properly completed and executed copy of IRS Form W-8ECI; (iv) to the extent such Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a and/or other certification documents from each beneficial owner, as applicable; and (v) such other form or forms as may be required under the Internal Revenue Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax. If the appropriate forms provided by a Lender at the time such Lender first becomes a party to this Agreement indicates an interest-withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; provided that, if at the date of the Assignment and Assumption pursuant to which a Lender assignee becomes a party to this Agreement, the Lender assignor was entitled to payments under subsection (a) in respect of United States withholding tax with respect to interest paid at such date by a Borrower, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includible in Taxes) withholding tax, if any, applicable with respect to the Lender assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information

72 ACTIVE 63591839v7 required on the Agreement Date by IRS Form W-8ECI or W-8BEN or IRS Form W-8BEN-E, as applicable, or other form that the applicable Borrower has indicated in writing to the Lenders on the Agreement Date as being a required form to avoid or reduce withholding tax on payments under this Agreement, that a Lender reasonably considers to be confidential, such Lender shall give notice thereof to the Borrowers and shall not be obligated to include in such form or document such confidential information. (f) If any Lender is entitled to a reduction in the applicable withholding tax, the Administrative Agent may withhold from any interest payment to such Lender in an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (e) of this Section are not delivered to the Administrative Agent, then the Administrative Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.6 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this subsection (f). (g) For any period with respect to which a Lender has failed to provide the Borrowers with the appropriate form described in subsection (e) (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under subsection (e)), such Lender shall not be entitled to an additional payment or indemnification under subsection (a) or (c) with respect to Taxes imposed by the United States; provided that should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, the Borrowers shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes. (h) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 11.4 (including by the payment of additional amounts pursuant to this Section 11.4), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party,

73 ACTIVE 63591839v7 shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person. (i) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 11.4 shall survive the payment in full of principal and interest hereunder. (j) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to AGCO and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by AGCO or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by AGCO or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause, “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Section 11.5. Mitigation; Replacement of a Lender. (a) Designation of a Different Lending Office. If any Lender requests compensation under Sections 11.1(a) and (b), gives a notice under Section 11.6(a) or (b), or requires the Loan Parties to pay any Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 11.4, then such Lender shall (at the request of AGCO) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections 11.1(a) and (b) or Section 11.4, as the case may be, in the future, or eliminate the need for a notice under Section 11.6(a) or (b), and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

74 ACTIVE 63591839v7 (b) Replacement of a Lender. Subject to the second and third paragraphs of this Section 11.5, if: (i) a Lender requests compensation under Sections 11.1(a) and (b) or Section 11.4 and other Lenders holding Commitments equal to at least one-third of the Total Commitments shall not have made a similar request; (ii) reserved; (iii) the obligation of a Lender to make Eurocurrency Loans or SOFR Loans or to Convert Base Rate Loans into SOFR Loans shall be suspended pursuant to Section 11.6 in circumstances in which such obligations of other Lenders holding Commitments equal to at least one-third of all Commitments shall not have been suspended; (iv) a Lender becomes a Defaulting Lender; or (v) any Lender that is not the Administrative Agent or an Affiliate of the Administrative Agent becomes a Non-Consenting Lender, then so long as such condition occurs and is continuing the Administrative Agent (i) may replace such Lender (the “Affected Lender”), or cause such Affected Lender to be replaced, or (ii) upon the written request of AGCO, the Administrative Agent shall replace such Affected Lender with an Eligible Assignee identified by AGCO (the “Replacement Lender”), by having such Affected Lender sell and assign all of its rights and obligations under this Agreement and the other Loan Documents to the Replacement Lender pursuant to Section 10.6; provided that (i) in the case of any such assignment resulting from a claim for compensation under Section 11.1 or payments required to be made pursuant to Section 11.4, such assignment will result in a reduction in such compensation or payments thereafter, (ii) in case of any such assignment resulting from the suspension of the obligation of a Lender to make Eurocurrency Loans or SOFR Loans or to Convert Base Rate Loans into SOFR Loans pursuant to Section 11.6, such assignment will result in the revocation of such suspension, (iii) such assignment does not conflict with Applicable Law, and (iv) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the Replacement Lender shall have consented to the applicable amendment, waiver or consent; provided, however, that neither the Administrative Agent nor any Lender shall have any obligation to identify or locate a Replacement Lender for the Borrowers (it being expressly agreed that in such circumstances it AGCO’s obligation to identify or locate a Replacement Lender). Upon receipt by any Affected Lender of a written notice from the Administrative Agent stating that the Administrative Agent or AGCO is exercising the replacement right set forth in this Section, such Affected Lender shall sell and assign all of its rights and obligations under this Agreement and the other Loan Documents to the Replacement Lender pursuant to an Assignment and Assumption and Section 10.6 for a purchase price equal to the sum of the principal amount of such Affected Lender’s Loans so sold and assigned, all accrued and unpaid interest thereon and its ratable share of all fees to which it is entitled through the assignment date.

75 ACTIVE 63591839v7 Subject to the execution and delivery to the Administrative Agent and the Affected Lender by the Replacement Lender of an Assignment and Assumption (and the approval thereof by the applicable Persons specified in Section 10.6(b)(iv)) and the payment to the Administrative Agent by AGCO on behalf of such Affected Lender of the assignment fee specified in Section 10.6(b)(v) and any costs as a result of the assignment pursuant to Section 11.2, the Replacement Lender shall succeed to the rights and obligations of such Affected Lender hereunder and such Affected Lender shall no longer be a party hereto or have any rights hereunder; provided that the obligations of the Borrowers to such Affected Lender under Sections 11.1, 11.3 and 11.4 with respect to events occurring or obligations arising before or as a result of such replacement shall survive such replacement. AGCO may not exercise its rights under this Section 11.5(b) with respect to any Lender if a Default has occurred and is continuing. Section 11.6. Alternate Rate of Interest; Illegality; Benchmark Replacement Setting. (a) Alternate Rate of Interest. Subject to Section 11.6(c), if: (i) the Administrative Agent determines (which determination shall be conclusive and binding on the Borrowers) that (x) adequate and reasonable means do not exist for ascertaining the applicable Benchmark for a Borrowing, and in the case of a Eurocurrency Borrowing or a SOFR Borrowing, prior to the first day of any Interest Period therefor or (y) the applicable “Term SOFR” or “EURIBOR” cannot be determined pursuant to the definition thereof; or (ii) the Required Lenders determine that for any reason in connection with any request for a SOFR Loan or Eurocurrency Loan or a conversion thereto or a continuation thereof that Term SOFR or EURIBOR for any requested Interest Period with respect to a proposed SOFR Loan or Eurocurrency Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, and the Required Lenders have provided notice of such determination to Administrative Agent; then, the Administrative Agent shall give notice thereof to a Borrower and the Lenders as promptly as practicable thereafter and (i) any obligations of the Lenders to make or maintain Loans in each affected currency, any rights of a Borrower to continue Loans in the affected currency, or, for Loans denominated in U.S. Dollars, to convert any Base Rate Loans to SOFR Loans denominated in U.S. Dollars, shall be suspended (to the extent of the affected Loans or, in the case of SOFR Loans or Eurocurrency Loans, the affected Interest Periods) and (ii) if the circumstances giving rise to such notice affect the calculation of Base Rate, the Administrative Agent shall during the period of such suspension compute Base Rate without reference to clause (b)(iii) of the definition of “Base Rate”, in each case until the Administrative Agent revokes such notice. Upon receipt of such notice, the Borrowers may revoke any pending request for a borrowing of, conversion to or continuation of Loans in each such affected currency (to the extent of the affected Loans or, in the case of Eurocurrency Loans or SOFR Loans, the affected Interest Periods) or, failing that, (x) (A) in the case of any request for a Borrowing in U.S. Dollars, the Borrowers will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans and (B) in the case of any request for a Eurocurrency Borrowing, then such request shall be ineffective and (y) (A) any outstanding

76 ACTIVE 63591839v7 affected SOFR Loans denominated in U.S. Dollars will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period therefor and (B) any outstanding affected Eurocurrency Loans, at a Borrowers’ election, shall either (1) be converted into Base Rate Loans denominated in U.S. Dollars (in an amount equal to the U.S. Dollar Equivalent Amount of such Offshore Currency) at the end of the applicable Interest Period therefor with respect to Eurocurrency Loans or (2) be prepaid in full at the end of the applicable Interest Period therefor with respect to Eurocurrency Loans; provided that if no election is made by the Borrowers in an Offshore Currency in respect of Eurocurrency Borrowings, by the earlier of (x) the date that is three Business Days after receipt by the Borrowers of such notice or (y) the last day of the current Interest Period, the Borrowers shall be deemed to have elected clause (1) above. Upon any such conversion, the Borrowers shall also pay any accrued interest on the amount so converted and any additional amounts required pursuant to Section 11.2. (b) Illegality. If any Lender determines that any applicable law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain, or fund Eurocurrency Loans or SOFR Loans, or to determine or charge interest rates based upon EURIBOR, or SOFR or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits in an applicable offshore interbank market for the applicable currency, then, on notice thereof by such Lender to a Borrower through Administrative Agent, (i) any obligation of such Lender to make or continue Loans in the affected currency or currencies or, in the case of Loans denominated in U.S. Dollars, to convert Base Rate Loans to SOFR Loans shall be suspended, and (ii) the interest rate for Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (b)(iii) of the definition of “Base Rate”, in each case until such Lender notifies Administrative Agent and a Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) Borrowers shall, upon demand from such Lender (with a copy to Administrative Agent), prepay or, if applicable, (x) convert all SOFR Loans denominated in U.S. Dollars of such Lender to Base Rate Loans on the last day of the Interest Period therefor if such Lender may lawfully continue to maintain such Loans, or immediately, if such Lender may not lawfully continue to maintain such, or (y) convert all Eurocurrency Loans to Base Rate Loans (in an amount equal to the U.S. Dollar Equivalent Amount of such Offshore Currency) (in each case, the interest rate for Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (b)(iii) of the definition of “Base Rate”), on the last day of the Interest Period therefor with respect to Eurocurrency Loans if such Lender may lawfully continue to maintain such Eurocurrency Loans, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Loans and (ii) the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to clause (b)(iii) of the definition of “Base Rate” until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon EURIBOR. Upon any such prepayment or conversion, Borrowers shall also pay accrued interest on the amount so prepaid or converted. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 11.2.

77 ACTIVE 63591839v7 (c) Benchmark Replacement Setting. (i) Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event with respect to a currency, the Administrative Agent and the Borrowers may amend this Agreement to replace the then-current Benchmark for such currency with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrowers so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 11.6(c)(i) will occur prior to the applicable Benchmark Transition Start Date. (ii) In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. (iii) The Administrative Agent will promptly notify Borrowers and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrowers of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 11.6(c)(iv). Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 11.6(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 11.6(c). (iv) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement) (x) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by Administrative Agent in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative,

78 ACTIVE 63591839v7 non-compliant or non-aligned tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor. (v) Upon a Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, such Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrowers will be deemed to have (x) converted any such request for Borrowings denominated in U.S. Dollars into a request for a Borrowing of or conversion to Base Rate Loans and (y) converted any such request for a Borrowings denominated in an Other Currency into a request for a Borrowing of or conversion to Base Rate Loans denominated in U.S. Dollars (in an amount equal to the U.S. Dollar Equivalent Amount of such Other Currency). During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the Term SOFR or such tenor of Term SOFR, as applicable, will not be used in any determination of Base Rate. (vi) Each Borrower and each other Loan Party (including those that that become party hereto after the date hereof), in its respective capacity as a Borrower, debtor, obligor, guarantor, assignor, or other similar capacity in which such party acts as direct or indirect, or primary or secondary, obligor, accommodation party or guarantor hereunder or under any other Loan Document, hereby acknowledges and agrees to be bound by the provisions of Section 11.6(c) (including, without limitation, the implementation from time to time of any Benchmark Replacement and any Conforming Changes in accordance herewith) and, in furtherance of the forgoing (and without, in any way express or implied, invalidating, impairing or otherwise negatively affecting any obligations heretofore provided) hereby acknowledges and agrees that in connection with and after giving effect to any Benchmark Cessation Changes: (a) its Obligations shall not in any way be novated, discharged or otherwise impaired, and shall continue, be ratified and be affirmed and shall remain in full force in effect, (b) its grant of a guarantee, or any other accommodation, relating to this Agreement or any other Loan Document shall continue, be ratified and be affirmed, and shall remain in full force and effect and shall not be novated, discharged or otherwise impaired and (c) the Loan Documents and its obligations thereunder (contingent or otherwise) shall continue, be ratified and be affirmed and shall remain in full force and effect and shall not be novated, discharged or otherwise impaired. In addition, each Loan Party hereby fully waives any requirements to notify such Loan Party of any Benchmark Cessation Changes (except as expressly provided in Section 11.6(c)). In furtherance of the foregoing, each Loan Party hereby (i) appoints AGCO (and AGCO hereby accepts such appointment) as its agent, attorney-in-fact and representative for purposes of the delivery of any and all documents, instruments, agreements and other materials required to be delivered by any such party and for all other administrative purposes incidental to any of the foregoing provisions of this Section and (ii) hereby authorizes AGCO to take such actions, execute, acknowledge, and

79 ACTIVE 63591839v7 deliver, or cause to be executed, acknowledged and delivered, such further agreements, documents or instruments that are reasonably necessary or desirable to carry out the intent and purpose of this Section on its behalf. From time to time, the Borrowers (both in its individual capacity and in its capacity as agent, agent, attorney-in-fact and representative of each other Loan Party pursuant to the immediately preceding sentence) and the Loan Parties shall execute and deliver, or cause to be executed and delivered, such instruments, agreements, certificates or documents, and take all such actions, as Administrative Agent may reasonably request for the purposes of implementing or effectuating the provisions of Section 11.6(c), or of renewing, continuing, reaffirming or ratifying the rights of Administrative Agent, and the Lenders with respect to the Obligations. ARTICLE 12. JURISDICTION AND OTHER MATTERS Section 12.1. Consent to Jurisdiction. Each party hereto irrevocably: (a) submits to the jurisdiction of any New York State or federal court sitting in New York City and any appellate court from any thereof in any action or proceeding arising out of or relating to any Loan Document; (b) agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or in such federal court; (c) waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding; (d) consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to such party at its address specified in Section 10.2; and (e) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section shall affect the right of the Administrative Agent or any Lender to serve legal process in any other manner permitted by law or affect the right of the Administrative Agent or any Lender to bring any action or proceeding against any Borrower or its property in the courts of other jurisdictions. Each Borrower irrevocably appoints and designates AGCO as its agent for service of process and, without limitation of any other method of service, consents to service of process by mail at the address of AGCO for delivery of notices specified in Section 10.2. Section 12.2. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflicts of law principles thereof insofar as such principles would defer to the substantive laws of some other jurisdiction.

80 ACTIVE 63591839v7 Section 12.3. Counterparts; Integration; Effectiveness; Electronic Execution. (a) Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 3.1, this Agreement shall become effective when it shall have been executed by Administrative Agent and when Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby. Delivery of an executed counterpart of a signature page to this Agreement by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement. (b) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Section 12.4. Reserved. Section 12.5. Waiver of Jury Trial. EACH BORROWER, THE ADMINISTRATIVE AGENT, AND EACH LENDER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE LOANS OR THE ACTIONS OF THE ADMINISTRATIVE AGENT, OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF. Section 12.6. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

81 ACTIVE 63591839v7 (b) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority. Section 12.7. Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of Borrowers or any other Loan Party, that at least one of the following is and will be true: (i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement, (ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, (iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

82 ACTIVE 63591839v7 (iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender. (b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and not, for the avoidance of doubt, to or for the benefit of Borrowers or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto). ARTICLE 13. CONFIDENTIALITY The Administrative Agent and the Lenders each individually (and not jointly or jointly and severally) agree that material, non-public information regarding Borrowers and their Subsidiaries, their operations, assets, and existing and contemplated business plans shall be treated by the Administrative Agent and the Lenders in a confidential manner, and shall not be disclosed by the Administrative Agent and the Lenders to Persons who are not parties to this Agreement, except: (a) to attorneys for and other advisors, accountants, auditors, and consultants to any Lender, (b) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and required to keep such information confidential) or any other party hereto, (c) as may be required by statute, decision or other judicial or administrative order, rule, or regulation, (d) as may be agreed to in advance by Borrowers or their Subsidiaries or as requested or required by any Governmental Authority pursuant to any subpoena or other legal process, or to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (e) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by the Administrative Agent or the Lenders) or becomes available to the Administrative Agent, any Lender, or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrowers, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to any Borrower and its obligations, this Agreement or payments hereunder, and (g) in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Loan Documents. Any Person required to maintain the confidentiality of information as provided in this Section shall be

83 ACTIVE 63591839v7 considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such information as such Person would accord to its own confidential information. [SIGNATURE PAGES TO FOLLOW]

Roger N. Batkin Senior Vice President, General Counsel and Corporate Secretary Andrew H. Beck Senior Vice President and Chief Financial Officer

CREDIT AGREEMENT S-1 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first-above written. BORROWERS: AGCO CORPORATION By: Name: Title: AGCO INTERNATIONAL HOLDINGS B.V. By: Name: Title: By: Name: Title: Adam Frost Director

ACTIVE 64395235v2 SCHEDULE G Guarantors Guarantor Obligations Guaranteed AGCO Corporation AGCO BV Massey Ferguson Corp. The GSI Group, LLC All Borrowers

ACTIVE 64337304v2 Schedule 4.1(v) AGCO currently has the following Subsidiaries located in Russia: a. AGCO LLC; b. Cimbria LLC; c. AGCO Machinery LLC. AGCO International Holdings BV (“AGCO BV”) is currently engaged in two joint ventures with the Russian company, GAZ Group. One of the owners of shares in GAZ Group is Oleg Deripaska, who became subject to US sanctions in early April 2018 and subsequently became subject to UK sanctions in March 2022 and EU sanction in April 2022. AGCO has received a letter from GAZ Group dated March 14, 2022 stating that Mr. Deripaksa owns less than 50% of GAZ Group and does not control GAZ Group. After the due diligence actions listed below, AGCO does not have any verifiable information which contradicts this letter. The first joint venture, AGCO Machinery LLC, is focused on the distribution of AGCO products in Russia. It is 100% owned by AGCO-RM (Distribution) Holding B.V, a Dutch holding company, which in turn is owned 51% by AGCO BV and 49% by a GAZ Dutch company. The second joint venture, Golaz OJSC, is focused on the assembly, localization and production of imported AGCO products into the Russian market. It is 100% owned by AGCO-RM (Manufacturing) Holding BV, a Dutch holding company, which is owned 49% by AGCO BV and 51% by a GAZ Dutch company. Both joint ventures are consolidated in AGCO’s accounts even though Golaz OJSC does not qualify as a Subsidiary or Affiliate for the purposes of the Credit Agreement. The AGCO Machinery LLC investment is consolidated by virtue of the 51% shareholding, and the Golaz OJSC investment as a result of this entity’s reliance on AGCO Machinery LLC to distribute its output. On May 22, 2018, OFAC agreed to issue a general license extending the wind down period for GAZ Group and its subsidiaries until October 23, 2018. This date has subsequently been extended by OFAC, most recently to 12:01 am Eastern time on May 25, 2022. AGCO understands that GAZ Group is currently in negotiations with the United States Treasury Department and may seek to have sanctions lifted or the license deadline extended further. AGCO has inquired of OFAC as to the options available to AGCO if the general license deadline is not further extended and is awaiting a substantive reply from OFAC. AGCO will take a course of action which is consistent with whatever instructions or directions it receives from OFAC. In any event, AGCO is committed to having its interest in these joint ventures be in compliance with sanctions laws and has been working with its US, English and Dutch counsel to ensure such compliance. Due diligence actions: 1. Review of publicly available websites;

ACTIVE 64337304v2 2. Correspondence with Dutch lawyers to AGCO or its Subsidiary regarding the ownership of GAZ, who indicated Mr. Deripaska ultimately owns less than 50% of GAZ Group; 3. Correspondence with PJSC GAZ as to evidence of ownership and control, which indicated Mr. Deripaska ultimately owns less than 50% of GAZ Group; 4. Letter dated March 14, 2022 from GAZ Group stating Mr. Deripaska owns less than 50% of GAZ Group, does not control GAZ Group and submits monthly certifications to OFAC; and 5. Other information received from law firms in the Netherlands, UK and USA.

ACTIVE 64038320v2 EXHIBIT A FORM OF ASSIGNMENT AND ASSUMPTION (See Attached)

A-1 ACTIVE 64038320v2 ASSIGNMENT AND ASSUMPTION This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full. For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor. 1. Assignor: ______________________________ [Assignor [is] [is not] a Defaulting Lender]1 2. Assignee: ______________________________ [[Assignee is an Affiliate/Approved Fund of [Insert name of Lender]]2 3. Borrowers: AGCO Corporation and AGCO International Holdings B.V. 4. Administrative Agent: Coöperatieve Rabobank U.A., New York Branch, as the administrative agent under Credit Agreement. 1 Select as applicable. 2 Select as applicable.

A-2 ACTIVE 64038320v2 5. Credit Agreement: Credit Agreement dated as of April 26, 2022, by and among AGCO CORPORATION, a Delaware corporation (“AGCO”) and AGCO INTERNATIONAL HOLDINGS B.V., a Dutch company, having its corporate seat in Grubbenvorst, the Netherlands (“AGCO BV”; and together with AGCO, each a “Borrower” and collectively, the “Borrowers”), the Lenders party thereto from time to time, and COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, as Administrative Agent (the “Administrative Agent”). 6. Assigned Interest: Assignor Assignee Aggregate Amount of Commitment/Loans for all Lenders3 Amount of Commitment/Loans Assigned Percentage Assigned of Commitment/ Loans4 CUSIP Number $ $ % $ $ % 7. [Trade Date: _________ ___, 20___]5 8. Effective Date: _________ ___, 20___6 3 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date. 4 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder. 5 To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date. 6 To be inserted by the Administrative Agent and which shall be the effective date of recordation of transfer in the Register therefor.

ASSIGNMENT AND ASSUMPTION The terms set forth in this Assignment and Assumption are hereby agreed to: ASSIGNOR [Insert name of Assignor] By: Name: Title: ASSIGNEE [Insert name of Assignee] By: Name: Title:

ASSIGNMENT AND ASSUMPTION Accepted and Approved: COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, as Administrative Agent By: Name: Title: By: Name: Title: [Consented to:]7 [AGCO CORPORATION, on behalf of itself and the other Borrowers] By: Name: Title: 7 To be added only if the consent of AGCO is required by the terms of the Credit Agreement.

Annex 1 - 1 ACTIVE 64038320v2 ANNEX 1 STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT AND ASSUMPTION 1. Representations and Warranties. 1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is not a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrowers, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Borrowers, any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document. 1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents, if any, as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) all of the representations and warranties contained in Section 12.7 of the Credit Agreement are true and correct and the Assignee hereby agrees to the covenants contained in such Section, (vi) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vii) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, and (viii) if it is a Lender organized under the laws of a jurisdiction outside the United States attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with

Annex 1 - 2 ACTIVE 64038320v2 their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender. 2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to the Assignee. 3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflicts of law principles thereof insofar as such principles would defer to the substantive laws of some other jurisdiction.

ACTIVE 64038563v3 EXHIBIT B FORM OF NOTICE OF BORROWING (See Attached)

B-1 ACTIVE 64038563v3 NOTICE OF BORROWING Coöperatieve Rabobank U.A., New York Branch, as Administrative Agent under the Credit Agreement referred to below c/o Rabo Support Services, Inc. 245 Park Avenue New York, New York 10167 Attention: Sui Price Telecopy: (201) 499-5328 Telephone: (212) 574-7331 Email: fm.am.syndicatedloans@rabobank.com with a copy to Michael.Lahaie@rabobank.com] [__________ _____, 202__] Ladies and Gentlemen: The undersigned refers to that certain Credit Agreement dated as of April 26, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Credit Agreement), by and among AGCO CORPORATION, a Delaware corporation (“AGCO”) and AGCO INTERNATIONAL HOLDINGS B.V., a Dutch company, having its corporate seat in Grubbenvorst, the Netherlands (“AGCO BV”; and together with AGCO, each a “Borrower” and collectively, the “Borrowers”), the Lenders party thereto from time to time, and COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, as Administrative Agent (the “Administrative Agent”), and hereby gives you notice, irrevocably, pursuant to Section 2.2 of the Credit Agreement that the undersigned hereby requests a Loan under the Credit Agreement, and in connection with such Loan sets forth below the following information relating to such Loan (the “Proposed Borrowing”), as required by Section 2.2(a) of the Credit Agreement: 1. Requested date of the Borrowing:1 [_________ ___, 20___] 2. Type of Revolving Loan:2 (Check One) Base Rate Loan SOFR Loan ______ Eurocurrency Loan 1 Such date shall be a Business Day. 2 Such type (1) may be a Base Rate Loan or a SOFR Loan if such Revolving Loan is denominated in U.S. Dollars and (2) shall be a Eurocurrency Loan if the requested currency for such Borrowing is Euros.

B-2 ACTIVE 64038563v3 3. Requested aggregate principal amount of Borrowing: [___________________] 4. Requested currency in which Borrowing is to be made: (Check One) U.S. Dollars Euros 5. Interest Period and the last day thereof:3 month(s) ending on , 20 . 6. Borrower’s Account of such Borrower for Borrowing:4 [___________________] The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing: (a) the representations and warranties contained in each Loan Document will be correct on and as of the date of such Proposed Borrowing, before and after giving effect to such Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, in each case as required by Section 4.3 of the Credit Agreement; (b) no event shall have occurred and be continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom, that constitutes or would constitute a Default or an Event of Default; and (c) such Proposed Borrowing is permitted under Article 2 of the Credit Agreement and after giving effect thereto, the aggregate Revolving Loan Outstandings do not exceed the total Commitments. 3 Applicable to Borrowing consisting of SOFR or Eurocurrency Loans. 4 Such account shall be in the name of the applicable Borrower signatory below and be with an institution located in the same country as the Administrative Agent’s Account for the requested currency of Borrowing.

NOTICE OF BORROWING Very truly yours, [AGCO CORPORATION / AGCO INTERNATIONAL HOLDINGS B.V.] By: Name: Title: